Exhibit 10.1

EXECUTION VERSION

CUSIP [                  ]

LETTER OF CREDIT
REIMBURSEMENT AND PLEDGE AGREEMENT

Dated as of June 17, 2011

among

MONTPELIER REINSURANCE LTD.,

THE LENDERS PARTY HERETO

ING BANK, N.V., LONDON BRANCH,
as Syndication Agent

THE BANK OF NEW YORK MELLON,
CREDIT SUISSE, NEW YORK BRANCH
and
UBS SECURITIES LLC,
as Co-Documentation Agents

and

BANK OF AMERICA, N.A.,
as Administrative Agent, Fronting
Bank and LC Administrator

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

and

ING BANK N.V., LONDON BRANCH

as Joint Lead Arrangers and Book Managers

i

Exhibits

Exhibit A-1	Form of Assignment and Assumption
Exhibit A-2	Administrative Questionnaire
Exhibit B	Form of Control Agreement
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Pledged Collateral Certificate
Exhibit E	Form of Several Letter of Credit

Schedules

Schedule 1.1	Commitments
Schedule 1.2	Collateral Coverage Amount Calculation
Schedule 5.6	Litigation
Schedule 5.15	Subsidiaries
Schedule 14.5	Address for Notices

LETTER OF CREDIT
REIMBURSEMENT AND PLEDGE AGREEMENT

This LETTER OF CREDIT REIMBURSEMENT AND PLEDGE AGREEMENT is made as of June 17, 2011, by and among MONTPELIER REINSURANCE LTD. (the “Borrower”), a limited liability company duly incorporated as an exempted company under the laws of Bermuda, having its principal office at Montpelier House, 94 Pitts Bay Road, Hamilton, Bermuda HM HX, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Fronting Bank and LC Administrator.

The Borrower has requested the Lenders to provide a letter of credit facility and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.             DEFINITIONS AND RULES OF INTERPRETATION.

1.1           Definitions.

The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Reimbursement and Pledge Agreement referred to below:

Adjusted Fair Market Value means, with respect to any Eligible Collateral, an amount equal to the product of the Fair Market Value of such Eligible Collateral and the applicable percentage with respect to such Eligible Collateral as set forth on Schedule 1.2.

Administrative Agent means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

Administrative Agent’s Office means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.5 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

Administrative Questionnaire means an Administrative Questionnaire in substantially the form of Exhibit A-2 or any other form approved by the Administrative Agent.

Affiliate means any Person that would be considered to be an affiliate of any other Person under Rule 144(a) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, if such Person were issuing securities or any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  “Control” of a Person means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

Aggregate Commitments means the sum of the Commitments of the Lenders, as in effect from time to time.

Alternative Currency means Canadian Dollars and each other currency (other than Dollars) which is approved by the Fronting Bank.

Alternative Currency Equivalent means at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

A.M. Best Rating means the financial strength rating issued with respect to the Borrower by A.M. Best Company.

Applicable Issuing Party means (a) in the case of Fronted Letters of Credit, the Fronting Bank and (b) in the case of Several Letters of Credit, the LC Administrator.

Applicable Issuing Party’s Office means, with respect to an Applicable Issuing Party, the address and, as appropriate, account set forth for such Applicable Issuing Party on Schedule 14.5, or such other address as such Applicable Issuing Party may from time to time notify the Borrower and the Lenders.

Applicable Percentage means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.1.2 and Section 2.1.3.  If the commitment of each Lender to issue Several Letters of Credit and purchase risk participations in Fronted Letters of Credit and the obligation of the Fronting Bank to issue Fronted Letters of Credit have been terminated pursuant to Section 11.1 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.  The Applicable Percentage “of” a particular amount may also refer to the value obtained by multiplying the Applicable Percentage times such amount.

Applicable Time means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Fronting Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

Arrangers means MLPFS and ING Bank N.V., London Branch, in their capacity as joint lead arrangers and joint book managers.

Assignment and Assumption means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

Section 13.2), and accepted by the Administrative Agent, in substantially the form of Exhibit A-1 or any other form approved by the Administrative Agent.

Availability Period means the period from and including the Closing Date to the earliest of (a) June 16, 2012, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.1.3, and (c) the date of termination of the commitment of  each Lender to issue Several Letters of Credit and purchase risk participations in Fronted Letters of Credit and the obligation of the Fronting Bank to issue Fronted Letters of Credit have been terminated pursuant to Section 11.1.

Balance Sheet Date means December 31, 2010.

Bank of America means Bank of America, N.A. and its successors.

Base Rate means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Borrower means as defined in the preamble hereto.

Borrower Reinsurance Agreement means any arrangement whereby the Borrower or any other Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.

Business Day means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Bermuda, New York City or the state where the Administrative Agent’s Office is located and if such day relates to any fundings, disbursements, settlements and payments in an Alternative Currency, or any other dealings in any Alternative Currency to be carried out pursuant to this Reimbursement and Pledge Agreement, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Alternative Currency.

Canadian Dollars or C$ means the lawful currency of Canada.

Capital Lease Obligation means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP.  For purposes of this Reimbursement and Pledge Agreement, the amount of such Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

Capital Stock means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

Cash means Dollars held by the Borrower in a Collateral Account.

Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Bank and the Lenders, as collateral for LC Obligations or obligations of the Fronting Bank or the Lenders to fund (or fund participations in respect of) Letters of Credit, cash or deposit account balances or, if the Fronting Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Fronting Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalents means at any time:

(a)           commercial paper, maturing not more than one year from the date of issue, which is issued by

(i)            a corporation (except an Affiliate of the Borrower) rated at least A-1 by S&P or P-1 by Moody’s or the equivalent rating from another nationally recognized agency, or

(ii)           any Lender (or its holding company); and

(b)           any money market fund, maturing not more than two years after the date of issue, which is issued by either

(i)            a financial institution which is rated at least AA- by S&P or Aa3 by Moody’s, or

(ii)           any Lender.

Change in Control means any of (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Borrower occurs; (b) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) becomes, directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of the Parent that represent 51% or more of the combined voting power of the Parent’s then outstanding securities; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the stockholders of the Parent was approved by a vote of a majority of the Directors of the Parent then still in office who are either directors or replacement directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Parent’s Board of Directors then in office; or (d) the Parent ceases to be directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of 100% of the Capital Stock of the Borrower.

Change in Law means the occurrence, after the date of this Reimbursement and Pledge Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Closing Date means the first date on which the conditions set forth in Section 10 have been satisfied.

Code means the Internal Revenue Code of 1986.

Collateral Account means each “deposit account” and “securities account”(as such terms are defined in the UCC) maintained at a Custodian and subject to the terms of a Control Agreement.

Collateral Coverage Amount means on any date, an amount equal to the sum of the Adjusted Fair Market Value of all Eligible Collateral.

Commitment means , as to each Lender, its obligation to issue Several Letters of Credit and purchase Letter of Credit Participations in Fronted Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Reimbursement and Pledge Agreement.

Commitment Fee has the meaning specified in Section 2.4.1.

Commitment Termination Date means the earliest of (a) June 16, 2012 and (b) the occurrence of the Commitment Termination Event; provided, however, that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

Commitment Termination Event means the earliest to occur of (a) the date of termination of the Aggregate Commitments pursuant to Section 2.1.3 and (b) the date of termination of the Commitment of each Lender pursuant to Section 11.1.

Compliance Certificate has the meaning specified in Section 6.4(d).

Consolidated Debt means the consolidated Debt (excluding Hedging Obligations) of the Parent and its Subsidiaries.

Consolidated Net Worth means the Net Worth of the Parent and its Subsidiaries on a consolidated basis.

Contingent Liability means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distribution upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of each of the Borrower and the Insurance Subsidiaries under Primary Policies or Borrower Reinsurance Agreements which are entered into in the ordinary course of business (including security posted by the Borrower and each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary or the Borrower for the purposes of this Reimbursement and Pledge Agreement.  The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

Control Agreement means that certain Control Agreement, dated as of June 17, 2011 among the Administrative Agent, the Borrower and the Custodian in the form attached hereto as Exhibit B or such other control agreement in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent, the Borrower and a Custodian may enter into from time to time.

Consolidated or consolidated means. with reference to the accounts of the Parent and its Subsidiaries, consolidated in accordance with GAAP.

Corporate Securities means publicly traded debt securities (other than preferred stock) issued by a corporation organized in the United States.

Credit Extension means the issuance, extension, amendment or renewal of a Letter of Credit.

Cure Contribution means capital contributions or other equity infusions to the Parent made on or before the 30th date after the date the Parent has failed to comply with the covenant set forth in Section 8.1, which cures such default.

Custodial Lien and Set-off Rights has the meaning specified in Section 5.13.

Custodian means The Bank of New York Mellon and any other or successor custodian approved by the Administrative Agent.

Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Debt means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of (i) letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued within the later of (x) three (3) Business Days and (y) the applicable cure period and (ii) bankers’ acceptances issued for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all Hedging Obligations of such Person; (f) to the extent required to be included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person  (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such  Debt); (i) any Debt of a partnership in which such Person is a general partner unless such debt is nonrecourse to such Person; and (j) all Contingent Liabilities of such Person in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (x) unsecured current liabilities incurred in the ordinary course of business and paid within ninety (90) days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Administrative Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under the Borrower Reinsurance Agreement or any Primary Policy.

Default means any event which would, with the giving of notice or the lapse of time, constitute an Event of Default.

Default Rate means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) 2% per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the applicable Letter of Credit Fee plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

Defaulting Lender means, subject to Section 2.5, any Lender (a) has failed to perform any of its funding obligations hereunder  within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, the Administrative Agent, the Fronting Bank or the LC Administrator that it does not intend to comply with its funding obligations or has made a public statement to that effect, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower),  or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.5.6) upon delivery of written notice of such determination to the Borrower, the Fronting Bank, the LC Administrator and each Lender.

Dollars or $ means dollars in lawful currency of the United States.

Dollar Equivalent means at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

Drawing Request has the meaning set forth in Section 2.2.6.

Eligible Assignee means any of (a) a Lender, (b) an Affiliate of a Lender or (c) a financial institution having a senior unsecured debt rating of not less than “A”, or its equivalent, by S&P and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Fronting Bank and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (with each such approval not to be unreasonably withheld or delayed); provided, however, that in all cases such assignee must be a NAIC Approved Bank unless the Borrower and the Fronting Bank have agreed that such assignee may become a Participating Bank.

Eligible Collateral means Cash, Cash Equivalents, Corporate Securities, Federal Agency Debt, Government Debt, GNMA MBS Investments and Municipal Securities which (a) are denominated in Dollars, (b) except in the case of Cash and Cash Equivalents, have the required rating and/or maximum tenor as set forth on Schedule 1.2, (c) are capable of being marked to market on a daily basis and (d) are held in a Collateral Account; provided, however, that during the existence of an Event of Default, only Cash or Cash Equivalents may be substituted for existing Eligible Collateral and all cash proceeds from the sale of any Eligible Collateral shall be invested in Cash or Cash Equivalents unless the Administrative Agent agrees otherwise.

Eurodollar Rate means for any interest calculation with respect to determining the Base Rate on any date, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Obligations as to which such Base Rate is being applied and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Event of Default has the meaning specified in Section 11.1.

Excluded Taxes means, with respect to the Administrative Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (i) of Section 3.2.5(b), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.4), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (ii) of Section 3.2.5(b), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.2.1(b) or

Section 3.2.3.  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of the Borrower to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.2.5(a).

Fair Market Value means (a) With respect to any Government Debt, Federal Agency Debt, or other publicly-traded security (other than those set forth in clause (b)) the closing price for such security on Bloomberg, Inc. or, if Bloomberg, Inc. is not available, another quotation service reasonably acceptable to the Administrative Agent, (b) with respect to Cash and Cash Equivalents, the amounts thereof, and (c) with respect to any Eligible Collateral (other than those set forth in clauses (a), and (b)), the price for such Eligible Collateral on the date of calculation obtained from a generally recognized source approved by the Administrative Agent or the most recent bid quotation from such approved source (or, if no generally recognized source exists as to such Eligible Collateral, any other source specified by the Borrower to which the Administrative Agent does not reasonably object).

Federal Agency means any of the following agencies of the federal government of the United States:  (a)  Government National Mortgage Association; (b)  the Export-Import Bank of the United States; (c)  the Farmers Home Administration, an agency of the United States Department of Agriculture; (d)  the United States General Services Administration; (e)  the United States Maritime Administration; (f)  the United States Small Business Administration; (g)  the Commodity Credit Corporation; (h)  the Rural Electrification Administration; (i)  the Rural Telephone Bank; (j)  Washington Metropolitan Area Transit Authority; (k) the Federal Home Loan Mortgage Corporation; (l) the Federal National Mortgage Association; (m) the Federal Housing Finance Board; (n) the Federal Home Loan Bank; and (o)  such other federal agencies as are reasonably acceptable to the Administrative Agent.

Federal Agency Debt means evidence of Freely Transferable Debt issued by a Federal Agency.

Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

Fee Letter means the fee letter dated as of May 17, 2011 among the Borrower, the Administrative Agent and MLPFS.

Fees means the Letter of Credit Fee and the Commitment Fee.

Foreign Lender means any Lender that is organized under the Laws of a jurisdiction other than that the United States.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Freely Transferable means securities which are freely transferable and traded in established and recognized markets and as to which there are readily available price quotations.

Fronted Letter of Credit means a Letter of Credit issued by the Fronting Bank in which the Lenders purchase a Letter of Credit Participation.

Fronting Bank means Bank of America and any other Person that may become the issuer of Fronted Letters of Credit hereunder pursuant to Section 12.6 or 13.7.

Fronting Exposure means, at any time there is a Defaulting Lender, with respect to the Fronting Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations with respect to Fronted Letters of Credit other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

GAAP or generally accepted accounting principles means (a) when used in Section 6, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

GNMA MBS Investments means single-class fully modified pass-through certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the  Government National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, CMOs, pass through certificates backed by ARM, securities paying IO or PO and derivatives and similar derivatives securities).

Governing Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of incorporation, formation or organization, memorandum of association, bye-laws and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

Governmental Authority means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Government Debt means freely Transferable Debt issued by the U.S. Treasury Department or backed by the full faith and credit of the United States.

Hedging Obligations means, with respect to any Person, the liability of such Person under any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements), designed to protect such Person against fluctuations in interest rates or currency exchange rates.  Debt under a Hedging Obligation shall be the amount of such Person’s net obligation, if any, under each hedging agreement (determined on the mark-to-market value for such agreement based upon a readily available quotation provided by a recognized dealer in such type of hedging agreement).

Honor Date has the meaning set forth in Section 2.2.6.

Hybrid Securities means any securities directly or indirectly issued by the Parent or any trust or other entity formed by the Parent that are treated as hybrid capital by S&P including, without limitation, the $100,000,000 trust preferred securities issued on January 6, 2006.

Indemnified Taxes means Taxes other than Excluded Taxes.

Indemnitee has the meaning specified in Section 14.3.2.

Individual Outstandings means, as to any Lender, such Lender’s Applicable Percentage of the Total Outstandings as of such date.

Insurance Subsidiary means the Borrower and any other Subsidiary of the Parent which is licensed by any Governmental Authority to engage in the insurance business as a risk bearing entity.

IRS means the United States Internal Revenue Service.

ISP means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

Issuer means, with respect to any Letter of Credit, the Person or Persons who have issued such Letter of Credit.  In the case of Fronted Letters, the Fronting Bank shall be the Issuer.  In the case of Several Letters of Credit, each Lender who is shown on such Several Letter of Credit as having a “Commitment Share” shall be an Issuer.

Issuer Documents means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Applicable Issuing Party and the Borrower in respect of such Letter of Credit.

Laws means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Lender has the meaning specified in the introductory paragraph hereto.

LC Administrator means Bank of America’s Letter of Credit Operations located at One Fleet Way, Scranton, PA 18507, together with any replacement LC Administrator arising under Section 12.6 or 13.7.

LC Advance Date has the meaning set forth in Section 2.2.6.

LC Obligations means, at any time, the sum, without duplication, of (a) the aggregate amount available to be drawn under all outstanding Letters of Credit, plus (b) the aggregate unpaid amount of all Unpaid Reimbursement Obligations, after giving effect to any Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unpaid Reimbursement Obligations.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be the Maximum Drawing Amount.  For all purposes of this Reimbursement and Pledge Agreement, if on any date of determination a Letter of Credit that is subject to the rules of the ISP has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of determining the LC Obligations held by any Lender, a Lender shall be deemed to hold an amount equal to the sum, without duplication, of (i) the aggregate amount of each Lender’s direct obligation, in all outstanding Several Letters of Credit, (ii) its Letter of Credit Participation in all outstanding Fronted Letters of Credit, and (iii) its Unpaid Reimbursement Obligations.  The LC Obligation of the Borrower shall be the aggregate amount available to be drawn under all outstanding Letters of Credit issued for the account of the Borrower plus the aggregate of all Unpaid Reimbursement Obligations owed by the Borrower.

Letters of Credit has the meaning specified in Section 2.1.1.

Letter of Credit Application means an application and agreement for the issuance and amendment of a Letter of Credit in the form from time to time in use by the Applicable Issuing Party.

Letter of Credit Expiration Date means June 16, 2013, or, if such day is not a Business Day, the next preceding Business Day.

Letter of Credit Fee has the meaning specified in Section 2.4.2.

Letter of Credit Participation has the meaning specified in Section 2.2.3.

Leverage Ratio means the ratio, expressed as a percentage, of (a) Consolidated Debt to (b) Consolidated Net Worth plus Consolidated Debt.

Lien means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.

Lloyd’s means Lloyd’s of London or members of its syndicate.

Loan Documents means this Reimbursement and Pledge Agreement, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.5 of this Reimbursement and Pledge Agreement, the Fee Letter and each Control Agreement.

London Banking Day means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Material Adverse Effect means, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which results in:

(a)           a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of (i) the Borrower individually, (ii) the Borrower and its Subsidiaries, taken as a whole or (iii) the Parent and its Subsidiaries, taken as a whole;

(b)           a material adverse effect on the ability of the Borrower to perform any of its Obligations under any of the Loan Documents to which it is a party; or

(c)           any impairment of the validity, binding effect or enforceability of this Reimbursement and Pledge Agreement or any of the other Loan Documents (other than a Letter of Credit), any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any lien of the Administrative Agent under this Reimbursement and Pledge

Agreement other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights.

In determining whether any individual event has a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events results in a Material Adverse Effect.

Material Party means each of (a) the Parent (b) the Borrower, (c) any Insurance Subsidiary of the Parent, and (d) any Subsidiary of the Parent which is not an Insurance Subsidiary whose (i) total assets are 15% or more of the total assets of the Parent and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year end balance sheet of such Subsidiary and the Parent and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP, and (ii) total revenues are 15% or more of the total revenues of the Parent and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary  and the Parent and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP.

Maximum Drawing Amount means the Dollar Equivalent of the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

MLPFS means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Moody’s means Moody’s Investors Service, Inc. and any successor thereto.

Municipal Securities means publicly traded debt securities issued by any state or municipality located in the United States.

NAIC Approved Bank means any bank listed on the most current list of banks approved by the Securities Valuation Office of the National Association of Insurance Commissioners and acting through the branch so listed.

Net Worth means with respect to any Person, the consolidated net worth of such Person calculated in accordance with GAAP.

Notice of Exclusive Control means a written notice, in the form attached to the Control Agreement as Exhibit B, given by the Administrative Agent to a Custodian upon an Event of Default that the Administrative Agent is exercising sole and exclusive control of a Collateral Account and the Pledged Collateral credited thereto.

Obligations means all indebtedness, obligations and liabilities of the Borrower to any of the Lenders, the LC Administrator, the Fronting Bank and the Administrative Agent, individually or collectively, existing on the date of this Reimbursement and Pledge Agreement or arising thereafter (including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured,  arising or incurred under this Reimbursement and Pledge Agreement or any of the other Loan Documents or in respect of any Reimbursement Obligations incurred under any Letter of Credit or other instrument at any time evidencing any thereof and arising by contract, operation of law or otherwise.

Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Reimbursement and Pledge Agreement or any other Loan Document.

Participant has the meaning specified in Section 13.4.

Participating Bank means from time to time with respect to Several Letters of Credit, each Lender for whose Applicable Percentage the Fronting Bank has agreed to be liable.

Parent means Montpelier Re Holdings Ltd., a Bermuda holding company or any successor by way of merger, continuation, consolidation or amalgamation provided any such merger, continuation, consolidation or amalgamation (i) is with a Person owned directly or indirectly by the Parent and (ii) does not result in a Change of Control.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Platform is defined in Section 6.4.

Pledged Collateral has the meaning specified in Section 4.1.

Pledged Collateral Certificate has the meaning specified in Section 6.4(e).

Primary Policies means any insurance or reinsurance policies issued by the Borrower or any other Insurance Subsidiary.

Public Lender has the meaning specified in Section 6.4.

Register has the meaning specified in Section 13.3.

Reimbursement and Pledge Agreement means this Letter of Credit Reimbursement and Pledge Agreement.

Reimbursement Obligation means the Borrower’s obligation to reimburse the Applicable Issuing Party and the Lenders on account of any drawing under any Letter of Credit as provided in Section 2.5.

Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

Release Amount has the meaning specified in Section 4.7.

Required Lenders means as of any date, the Lenders whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Aggregate Commitments or, if the Commitments have been terminated, the Lenders whose Individual Outstandings constitute at least fifty-one percent (51%) of the Total Outstandings, provided that the Commitment of, and the Individual Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Responsible Officer means the president, chief executive officer, chief financial officer, chief operating officer, treasurer, controller or any vice-president of the Borrower.

Retrocession Agreements means any agreement, treaty, certificate or other arrangement whereby the Borrower or any other Insurance Subsidiary cedes to another insurer all or part of the Borrower’s or such Insurance Subsidiary’s liability under a policy or policies of insurance insured or reinsured by the Borrower or such Insurance Subsidiary.

Revaluation Date means with respect to any Letter of Credit denominated in an Alternative Currency, each of the following:  (i) each date of issuance or extension or renewal of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Fronting Bank under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the Fronting Bank shall determine or the Required Lenders shall require.

S&P means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

Same Day Funds means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Fronting Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

Several Letter of Credit means a Letter of Credit issued severally by or on behalf of the Lenders pursuant to which the Lenders are severally liable to the beneficiary which shall be substantially in the form of Exhibit E or in such other form as may be agreed by the Borrower and the LC Administrator.

Spot Rate means for a currency, the rate determined by the Administrative Agent or the Fronting Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Fronting Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Fronting Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Fronting Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Total Outstandings means the sum of the Dollar Equivalent of the Maximum Drawing Amount plus the Dollar Equivalent of the total Unpaid Reimbursement Obligation with respect to Letters of Credit on such date after giving effect to any Credit Extensions pursuant to Section 2.1.1 and repayment of Reimbursement Obligations with respect to Letters of Credit on such date.

UCC means the Uniform Commercial Code as in effect in the State of New York.

UCP means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit or, in the case of Letters of Credit issued to back Reinsurance Agreements, such  earlier version thereof as may be required by the applicable Governmental Authority or beneficiary.

Unpaid Reimbursement Date has the meaning set forth in Section 2.2.6.

Unpaid Reimbursement Obligation means any Reimbursement Obligation for which the Borrower does not reimburse the Applicable Issuing Party and/or the Lenders, as applicable on the date specified in, and in accordance with, Section 2.2; provided however that solely for purposes of calculating the Total Outstandings and any component thereof, Reimbursement Obligations which have been paid by application of proceeds of Pledged Collateral by the Administrative Agent shall not constitute Unpaid Reimbursement Obligations.

United States and U.S. mean the United States of America.

1.2           Rules of Interpretation.  With reference to this Reimbursement and Pledge Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Reimbursement and Pledge Agreement or any other Loan Document.

1.3           Exchange Rates.  The Administrative Agent or the Fronting Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Total Outstandings denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Fronting Bank, as applicable.

1.4           Times of Day.  Unless otherwise specified, all references to times of day shall be references to Eastern time (daylight or standard), as applicable

2.             COMMITMENTS, LETTERS OF CREDIT.

2.1           Commitments of Lenders.

2.1.1  Commitment.  On and subject to the terms and conditions of this Reimbursement and Pledge Agreement, (a) the Fronting Bank agrees to issue, extend and renew for the account of the Borrower one or more standby letters of credit (a “Letter of Credit”) from time to time during the Availability Period, (b) each Lender hereby agrees to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of the Borrower from time to time during the Availability Period in such Lender’s Applicable Percentage of such aggregate stated amounts of Several Letters of Credit, (c) each Lender hereby agrees to purchase Letter of Credit Participations in the obligations of the Fronting Bank under Letters of Credit that are Fronted Letters of Credit as more fully set forth in Section 2.2, and (d) with respect to Several Letters of Credit, the Fronting Bank hereby agrees that it shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage plus each Participating Bank’s Applicable Percentage and each Participating Bank hereby agrees to purchase Letter of Credit Participations in the obligations of the Fronting Bank under any such Several Letter of Credit in an amount equal to such Participating Bank’s Applicable Percentage; provided however, that after giving effect to any Credit Extension pursuant to this Section 2.1.1, (x) the sum of the Total Outstandings shall not exceed the Aggregate Commitments, and (y) the Total Outstandings shall not exceed the Collateral Coverage Amount.

2.1.2  Increase in Commitments.

(a)           The Borrower shall have the right at any time prior to the date that is 30 days prior to the Maturity Date to increase the Aggregate Commitments hereunder by an amount (for all such requests) not exceeding $50,000,000 by adding to this Reimbursement and Pledge Agreement one or more other Eligible Assignees (which may include any existing Lender, with the consent of such Lender in its sole discretion) (each such bank, a “Supplemental Lender”) with the approval of (x) the Administrative Agent; unless such Supplemental Lender is a Lender or an Affiliate of a Lender (which approval shall not be unreasonably withheld or delayed) and (y) the Fronting Bank (which approval shall not be unreasonably withheld or delayed), provided that (i) each Supplemental Lender shall have entered into an agreement pursuant to which such Supplemental Lender shall undertake a Commitment (or, if such Supplemental Lender is an existing Lender, pursuant to which its Commitment shall be increased), (ii) such Commitment of any Supplemental Lender that is not an existing Lender shall be in an amount of at least $10,000,000, (iii) such Commitment (together with the increased Commitment(s) of all other Supplemental Lenders being provided at such time) shall be in an aggregate amount of at least $10,000,000, and (iv) if such Supplemental Lender will need to be a Participating Bank, the Fronting Bank shall have agreed to front for such Supplemental Lender under Several Letters of Credit on terms satisfactory to the Fronting Bank.

(b)           Each such Supplemental Lender shall enter into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent and its counsel pursuant to which such Supplemental Lender shall, as of the effective date of such increase in the Commitments (which shall be a Business Day and, unless the Administrative Agent otherwise agrees, on which no issuance, amendment, renewal or extension of any Letter of Credit is scheduled to occur, each a “Supplemental Commitment Date”), undertake a Commitment (or, if any such Supplemental Lender is an existing Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date) and such Supplemental Lender shall thereupon become (or continue to be) a “Lender” for all purposes hereof.

(c)           Notwithstanding the foregoing, no increase in the Aggregate Commitments hereunder pursuant to this Section shall be effective unless:

(i)            the Borrower shall have given the Administrative Agent notice of any such increase at least three Business Days prior to the applicable Supplemental Commitment Date;

(ii)           no Default or Event of Default shall have occurred and be continuing on the applicable Supplemental Commitment Date; and

(iii)          the Borrower shall deliver to the Administrative Agent a certificate dated as of the Supplemental Commitment Date signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article 5 and in the other Loan Documents shall be true in all material respects on and as of the applicable Supplemental Commitment Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (y) no Default or Event of Default exists.

(d)           The Administrative Agent shall promptly notify the Lenders of the new Applicable Percentages after giving effect to the Supplemental Commitment. Promptly after the Supplemental Commitment Date, the LC Administrator shall amend the outstanding Several Letters of Credit to reflect the new “Commitment share” of each Lender (including the Supplemental Lenders) and prior to the date a Several Letter of Credit has been amended to give effect to such new “Commitment share”, each Supplemental Lender shall be deemed to irrevocably and unconditionally purchase from each Lender who has issued such Several Letter of Credit, a risk participation in such Several Letter of Credit in an amount such that after giving effect to such purchase, each Lender (including the Supplemental Lender) has its Applicable Percentage of such Several Letter of Credit.

(e)           This Section shall supersede any provisions in Section 3.1.7 or Section 14.10 to the contrary.

2.1.3  Voluntary Commitment Reductions.  The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Administrative Agent to reduce by a minimum amount of $10,000,000 and in multiples of $1,000,000 in excess thereof, or to terminate entirely, the Aggregate Commitments whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Applicable Percentages of the amount specified in such notice or, terminated as the case may be provided that the Aggregate Commitments may not be reduced to an amount below the Total Outstanding.  Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.1.3, the Administrative Agent will notify the Lenders of the substance thereof.  No reduction or termination of the Aggregate Commitments may be reinstated.

2.2           Procedures for Issuance and Amendment of Letters of Credit.

2.2.1  Issuance Procedures.

(a)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to (x) the Fronting Bank, in the case of Fronted Letters of Credit and (y) the LC Administrator, in the case of Several Letters of Credit (with a copy in each case to the Administrative Agent) by hard copy or electronically in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the Applicable Issuing Party and the Administrative Agent (i) not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Fronted Letter of Credit denominated in Dollars, (ii) not later than 11:00 a.m. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Several Letter of Credit denominated in Dollars, and (iii) not later than 11:00 a.m. at least four Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such earlier date and time as the Administrative Agent and the Applicable Issuing Party may agree in a particular instance in their sole discretion.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof (which shall be the earlier of the date which is twelve months (or, if required for regulatory purposes with respect to a Letter of Credit issued in Canadian Dollars, thirteen months) from the date of issuance or the Letter of Credit Expiration Date); (D) the name and address of the beneficiary thereof (which shall not be Lloyd’s); (E) the documents to be presented by such beneficiary in case of any drawing thereunder (including the full text of any certificate to be presented); (F) whether such Letter of Credit is to be issued as a Fronted Letter of Credit or a Several Letter of Credit (it being agreed that (x) all Letters of Credit denominated in an Alternative Currency will be Fronted Letters of Credit and (y) in the event a Lender advises the Administrative Agent and the LC Administrator that such Lender is unable (due to regulatory restrictions or other legal impediments) to issue a Several Letter of Credit because of its relationship to the beneficiary, such Letter of Credit shall be issued as a Fronted Letter of Credit unless the Fronting Bank and such Lender have agreed that such Lender shall be a Participating Bank with respect to such Letter of Credit); (G) whether such Letter of Credit is to be transferable; (H) whether such Letter of Credit shall be an Auto-Extension Letter of Credit; (I) whether such Letter of Credit shall be issued under the rules of the ISP or the UCP; and (J) such other matters as the Applicable Issuing Party may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Applicable Issuing Party may require.  Additionally, the Borrower shall furnish to the Applicable Issuing Party and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment as the Applicable Issuing Party or the Administrative Agent may require.

(b)           Promptly after receipt of any Letter of Credit Application, the Applicable Issuing Party will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the

Borrower and, if not, the Applicable Issuing Party will provide the Administrative Agent with a copy thereof.  Unless the Applicable Issuing Party has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 10 shall not then be satisfied, then, subject to the terms and conditions hereof, the Applicable Issuing Party, shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with its usual and customary business practices.

(c)           Immediately upon the issuance of each Fronted Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Fronting Bank a Letter of Credit Participation in such Fronted Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the Maximum Drawing Amount of such Letter of Credit as more fully set forth in Section 2.2.3.

(d)           The LC Administrator is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender, provided that, upon request of the Borrower, such Several Letter of Credit or amendment will be executed by each Lender.  The LC Administrator shall use the Applicable Percentage of each Lender as its “Commitment Share” under each Several Letter of Credit provided that the Fronting Bank shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage plus the Applicable Percentage of each Participating Bank.  The LC Administrator shall not amend any Several Letter of Credit to change the “Commitment Shares” of an Issuer or add or delete an Issuer liable thereunder unless such amendment is done in connection with an assignment, a change in the Lenders and/or the Applicable Percentages as a result of any increase in the Aggregate Commitments pursuant to Section 2.1.2 or any other addition or replacement of a Lender in accordance with the terms of this Reimbursement  and Pledge Agreement.  The status of a Lender as a Participating Bank at any time shall be determined solely by the Fronting Bank and such Lender.  In the event a Lender becomes a Participating Bank or ceases to be a Participating Bank, the LC Administrator is authorized to amend each Several Letter of Credit to reflect such change in status.  Fees owed by a Participating Bank to the Fronting Bank shall accrue only during such period as such Lender is a Participating Bank with respect to any such Several Letter of Credit.  Each Lender hereby irrevocably constitutes and appoints the LC Administrator its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the LC Administrator to issue, execute and deliver, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and to carry out the purposes of this Reimbursement and Pledge Agreement with respect to Several Letters of Credit.  Upon request, each Lender shall execute such powers of attorney or other documents as any beneficiary of any Several Letter of Credit may reasonably request to evidence the authority of the LC Administrator to execute and deliver such Several Letter of Credit and any amendment or other modification thereto on behalf of the Lenders.

(e)           The Applicable Issuing Party shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Applicable Issuing Party shall have all of the benefits and immunities (i) provided to the Administrative Agent in Section 12 with respect to any acts taken or omissions suffered by the

Applicable Issuing Party in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12 included the Fronting Bank and the LC Administrator with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Fronting Bank and the LC Administrator.

(f)            If the Borrower so requests in any applicable Letter of Credit Application, the Applicable Issuing Party may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Applicable Issuing Party, to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Applicable Issuing Party, the Borrower shall not be required to make a specific request to the Applicable Issuing Party for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Applicable Issuing Party to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Applicable Issuing Party shall not permit any such extension if (i) the Applicable Issuing Party has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.2.2 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, the Fronting Bank, any Lender or the Borrower that one or more of the applicable conditions specified in Section 10 is not then satisfied, and in each such case directing the Applicable Issuing Party not to permit such extension.

(g)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable Issuing Party will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment

2.2.2  Terms of Letters of Credit.

(a)           In the event of any conflict between the terms of any Letter of Credit Application and this Reimbursement and Pledge Agreement, the terms of this Reimbursement and Pledge Agreement shall govern.

(b)           The Applicable Issuing Party shall not issue any Letter of Credit, if:

(i)            subject to Section 2.2.2(b), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii)           the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(c)           The Applicable Issuing Party shall not be under any obligation to issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain an Issuer from issuing the Letter of Credit, or any Law applicable to an Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over an Issuer shall prohibit, or request that an Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon an Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which an Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon an Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which an Issuer in good faith deems material to it;

(ii)           the issuance of the Letter of Credit would violate one or more policies of an Issuer applicable to letters of credit generally;

(iii)          the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(iv)          except as otherwise agreed by the Applicable Issuing Party, Letters of Credit denominated in Alternative Currencies, shall be issued in a minimum Alternative Currency Equivalent of $100,000 (or such other amount as may be acceptable to the Fronting Bank) and all Letters of Credit denominated in Dollars shall be issued in a minimum face amount of $10,000;

(v)           any Lender is at that time a Defaulting Lender, unless, in the case of a Fronted Letter of Credit, the Fronting Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Fronting Bank (in its sole discretion) with the Borrower or such Lender to eliminate the Fronting Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.5.5) with respect to the Defaulting Lender arising from either the Fronted Letter of Credit then proposed to be issued or that Fronted Letter of Credit and all other LC Obligations as to which the Fronting Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(vi)          the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(d)           The Applicable Issuing Party shall not amend any Letter of Credit if the Applicable Issuing Party would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.  The Applicable Issuing Party shall be under no obligation to amend any Letter of Credit if (i) the Applicable Issuing Party would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(e)           Unless otherwise expressly agreed by the Applicable Issuing Party and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply unless, for regulatory purposes, the rules of the UCP must apply.

2.2.3  Reimbursement Obligations of Lenders.

(a)           Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Applicable Percentage to reimburse the Fronting Bank on demand for the amount of each draft paid by the Fronting Bank under each Fronted Letter of Credit, required to be funded by it, to the extent that such amount is not reimbursed by the Borrower pursuant to Section 2.2.5 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).

(b)           Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Applicable Percentage, as the case may be, to fund each Several Letter of Credit (or, in the case of a Participating Lender, its Letter of Credit Participation owed to the Fronting Bank) on demand for the amount of each draft received by the LC Administrator, to the extent that such amount is not reimbursed by the Borrower pursuant to Section 2.2.5.

2.2.4  Participations of Lenders.  Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower’s Reimbursement Obligation under Section 2.2.5 in an amount equal to such payment.  Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 2.2.6.

2.2.5  Reimbursement Obligation of the Borrower.  In order to induce each of the Fronting Bank and the LC Administrator (on behalf of the Lenders) to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees:

(a)           to reimburse or pay to the Applicable Issuing Party for the account of the Applicable Issuing Party or (as the case may be) the applicable Lenders, with respect to each Letter of Credit issued, extended or renewed by the Applicable Issuing Party hereunder, on each date that any draft presented under such Letter of Credit is honored by the Applicable Issuing Party, the Dollar Equivalent as of the date and for the amount paid by such Person under or with respect to such Letter of Credit, provided, that, the failure of the Borrower to immediately reimburse such Person for amounts due pursuant to this Section 2.2.5(a) shall be an Event of Default and upon the occurrence of such Event of Default, the Administrative Agent may issue a Notice of Exclusive Control and apply all or any portion of the Pledged Collateral towards the payment obligations described herein, and

(b)           that the Administrative Agent may, upon the acceleration of the Obligations in accordance with Section 11, exercise all rights and remedies in respect of the Pledged Collateral and any proceeds thereof, to collect an amount equal to the Dollar Equivalent of the then outstanding Obligations.

Each payment contemplated by Section 2.2.5(a) shall be made to the Applicable Issuing Party at such Applicable Issuing Party’s Office in immediately available funds.  Interest on any and all amounts remaining unpaid by the Borrower under this Section 2.2.5 at any time from the date such amounts become due and payable (whether as stated in this Section 2.2.5, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 2.2.6.  Any Pledged Collateral or proceeds thereof collected by the Administrative Agent may be, at the Administrative Agent’s sole discretion, converted into the applicable Alternative Currency, with any such conversion costs being considered a collection expense and added to the Obligations.  All payments of Fees, interest and Reimbursement Obligations to the Lenders shall be made in Dollars even if the underlying Letter of Credit is denominated in an Alternative Currency.

2.2.6  Letter of Credit Payments.

(a)(i)        Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit (a “Drawing Request”), the Applicable Issuing Party shall notify the Borrower and the Administrative Agent of the receipt of such Drawing Request and of the date the Applicable Issuing Party will honor such request (each such date, an “Honor Date”).  Not later than 10:00 a.m. on such Honor Date in the case of Letters of Credit to be reimbursed in Dollars or the Applicable Time on the Honor Date with respect to Letters of Credit to be reimbursed in an Alternative Currency, the Borrower shall reimburse the respective Issuers through the Administrative Agent in Same Day Funds the amount of the Drawing Request.  In the case of a Fronted Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the Fronting Bank through the Administrative Agent in such Alternative Currency, unless (A) the Fronting Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the Fronting Bank promptly following receipt of notice of drawing that the Borrower will reimburse the Fronting Bank in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Fronting Bank shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  To the extent that Same Day Funds are received by the Administrative Agent from the Borrower  prior to 11:00 a.m. (or the Applicable Time in the case of any Letter of Credit to be reimbursed in an Alternative Currency) on the Honor Date, the Administrative Agent shall remit the funds so received to the Applicable Issuing Party.  Any notice given by the Applicable Issuing Party or the Administrative Agent pursuant to this Section 2.2.6 may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           With respect to any Drawing Request, if Same Day Funds are not received by the Administrative Agent from the Borrower prior to 11:00 a.m. (or the Applicable Time in the case of any Letter of Credit to be reimbursed in an Alternative Currency) on the Honor Date in the amount of such Drawing Request, the Administrative Agent shall promptly notify each Lender of such Drawing Request, the amount of the Unpaid Reimbursement Amount and such Lender’s Applicable Percentage of such Unpaid Reimbursement Amount.  If such Unpaid Reimbursement Amount relates to a Letter of Credit issued in an Alternative Currency, such Unpaid Reimbursement Amount shall be the Dollar Equivalent (as calculated by the Administrative Agent using the Spot Rate) of the Drawing Request.  Each Lender shall make funds available in Dollars to the Administrative Agent for the account of the Applicable Issuing Party at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unpaid Reimbursement Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (the “Unpaid Reimbursement Date”).  The Administrative Agent shall remit the funds so received to the Applicable Issuing Party.  To the extent that Same Day Funds are received by the Administrative Agent from the Lenders (or the Fronting Bank on behalf of a Participating Bank) with respect to a Several Letter of Credit prior to 2:00 p.m. on the Unpaid Reimbursement Date, the Administrative Agent shall notify the LC Administrator and the LC Administrator shall promptly make such funds available to the beneficiary of such Several Letter of Credit on such date.  To the extent that the LC Administrator has not delivered funds to any beneficiary of a Several Letter of Credit on behalf of a Lender on the Unpaid Reimbursement Date, if Same Day Funds are received by the Administrative Agent from such Lender: (x) after 2:00 p.m. on the Unpaid Reimbursement Date, the LC Administrator shall make such funds available to such beneficiary on the next Business Day;  (y) prior to 2:00 p.m. on any Business Day after the Unpaid Reimbursement Date, the LC Administrator shall make those funds available to such beneficiary on such Business Day; and (z) after 2:00 p.m. on  any Business Day after the Unpaid Reimbursement Date, the LC Administrator shall make those funds available to such beneficiary on the next Business Day following such Business Day.

(iii)          Unless the Administrative Agent or LC Administrator receives notice from a Lender prior to any Unpaid Reimbursement Date with respect to a Several Letter of Credit that such Lender will not make available as and when required hereunder to the Administrative Agent the amount of such Lender’s Unpaid Reimbursement Amount on such Unpaid Reimbursement Date, the Administrative Agent and the LC Administrator may assume that such Lender has made such amount available to the Administrative Agent in Same Day Funds on the Unpaid Reimbursement Date and the LC Administrator may (but shall not be required), in reliance upon such assumption, make available to the beneficiary of the related Several Letter of Credit on such date such Lender’s Applicable Percentage of the Unpaid Reimbursement Amount.

(iv)          With respect to any Unpaid Reimbursement Amount, the Borrower shall owe such Unpaid Reimbursement Amount to (x) in the case of Fronted Letters of Credit, the Fronting Bank and (y) in the case of Several Letters of Credit, from the Lenders to the extent that they have provided funds with respect to such Several Letter of Credit pursuant to Section 2.2.6(a)(ii), from the Fronting Bank to the extent it has made funds available on behalf of a Participating Bank or from the LC Administrator to the extent it has made funds available on behalf of a Lender pursuant to Section 2.2.6(a).  Unpaid Reimbursement Amounts shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  Each Lender’s or Participating Bank’s payment to the Administrative Agent for the account of a Fronting Bank pursuant to Section 2.2.6(a)(ii) shall be deemed payment in respect of its participation in such Unpaid Reimbursement Amount and shall constitute an Unpaid Reimbursement Amount from such Lender in satisfaction of its participation obligation under this Section 2.2.  Any payment by the Borrower in respect of such Unpaid Reimbursement Amount shall be made to the Administrative Agent and upon receipt applied by the Administrative Agent in accordance with Section 2.2.6(c).

(v)           Until each Lender funds its Unpaid Reimbursement Amount pursuant to this Section 2.2.6(a) to reimburse a Fronting Bank (or the LC Administrator pursuant to Section 2.2.6(a)(ii)) for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such Unpaid Reimbursement Amount shall be solely for the account of the Fronting Bank or the LC Administrator, as applicable.

(b)(i)       Each Lender’s obligation to reimburse the Fronting Bank (or the LC Administrator pursuant to Section 2.2.6(a)(ii)) for amounts drawn under Letters of Credit, as contemplated by this Section 2.2.6(a), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Fronting Bank, the LC Administrator, any Lender, the Borrower, any beneficiary named in any Letter of Credit, any transferee of any Letter of Credit (or any Persons for whom any such transferring may be acting) or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) any lack of validity or enforceability of such Letter of Credit, this Reimbursement and Pledge Agreement or any other Loan Document, (D) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (E) the surrender or impairment of any security for the performance or observance of any of the terms of the Loan Documents, (F) any matter or event set forth in Section 2.2.2, or (G) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such making of an Unpaid Reimbursement Amount shall relieve or otherwise impair the obligation of the Borrower to reimburse the respective Issuers for the amount of any payment made by the respective Issuers under any Letter of Credit, together with interest as provided herein.

(ii)           If any Lender fails to make available to the Administrative Agent for the account of a Fronting Bank or the LC Administrator any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2.6(a) by the time specified in Section 2.2.6(a)(ii), the Fronting Bank or the LC Administrator, as the case may be, shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Fronting Bank or the LC Administrator, as the case may be, at a rate per annum equal to the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Fronting Bank or the LC Administrator in connection with the foregoing.  A certificate of the Fronting Bank or the LC Administrator, as the case may be,  submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vii) shall be conclusive absent manifest error.

(c)(i)        At any time after the Applicable Issuing Party has made a payment under any Letter of Credit and has received from any Lender such Lender’s LC Advance in respect of such payment in accordance with Section 2.2.6(a), if the Administrative Agent receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the

Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent pursuant to Section 2.2.6(a) is required to be returned under any of the circumstances described in Section 3.1 (including pursuant to any settlement entered into by the Fronting Bank or the LC Administrator in its discretion), each Lender shall pay to the Administrative Agent for the account of the Fronting Bank or LC Administrator its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Reimbursement and Pledge Agreement.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the applicable Issuers for each drawing under each Letter of Credit and to repay each Reimbursement Obligation shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Reimbursement and Pledge Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Reimbursement and Pledge Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable Issuing Party or Issuer or any other Person, whether in connection with this Reimbursement and Pledge Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or in the relevant currency markets generally;

(v)           any payment by the Applicable Issuing Party under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Applicable Issuing Party under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Applicable Issuing Party.  The Borrower shall be conclusively deemed to have waived any such claim against the Applicable Issuing Party and its correspondents unless such notice is given as aforesaid.

(f)            Role of Applicable Issuing Party.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Applicable Issuing Party shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Applicable Issuing Parties, the Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Applicable Issuing Party shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Applicable Issuing Parties, the Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Applicable Issuing Party shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.2.6(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Applicable Issuing Party and/or the Lenders, and the Applicable Issuing Party and/or the Lenders may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Applicable Issuing Party’s and/or a Lender’s willful misconduct or gross negligence or the Applicable Issuing Party’s and/or a Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Applicable Issuing Party may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and neither the Applicable Issuing Party nor any Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.3           Fees; Interest.

2.3.1  Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Applicable Percentages a commitment fee (the “Commitment Fee”) equal to 0.100% per annum times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings.  The Commitment Fee shall accrue at all times from the Closing Date to the Commitment Termination Date, including at any time during which one or more of the conditions in Section 10 is not met, and shall be due and payable quarterly in arrears on the last business day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, with a final payment on the Commitment Termination Date.

2.3.2  Letter of Credit Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to 0.45% times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Fronting Bank pursuant to this Section 2.4.2 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.5.5, with the balance of such fee, if any, payable to the Fronting Bank for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be the Maximum Drawing Amount.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

2.3.3  Fees Payable Pursuant to the Fee Letter.  The Borrower agrees to pay to the Administrative Agent, the Fronting Bank and MLPFS the fees set forth in the Fee Letter.

2.3.4  Interest.

(a)           (i)            If any Reimbursement Obligation is not paid when due, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(ii)           If any amount (other than a Reimbursement Obligation) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default exists, (A) the Borrower shall pay interest on the principal amount of all Unpaid Reimbursement Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws and (B) the Letter of Credit Fees shall accrue at the Default Rate.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b)           Interest on Reimbursement Obligations shall be payable upon the date of repayment and upon demand.

(c)           Interest hereunder shall be due and payable before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

2.3.5  Computation of Interest and Fees.  All computations of interest when the Base Rate (including when Base Rate is determined by reference to the Eurodollar Rate) is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of Fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Unpaid Reimbursement Obligation for the day on which the Unpaid Reimbursement Obligation arises, and shall not accrue on an Unpaid Reimbursement Obligation, or any portion thereof, for the day on which the Unpaid Reimbursement Obligation or such portion is paid, provided that any Unpaid Reimbursement Obligation that is repaid on the same day on which it arises shall bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.4           Cash Collateral.

2.4.1  Certain Credit Support Events.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the Fronting Bank, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of all Fronting Exposure of the Fronting Bank (after giving effect to Section 2.5.5 and any Cash Collateral provided by the Defaulting Lender).

2.4.2  Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained (x) in the case of funds deposited by the Borrower, in a blocked deposit or securities account at the Administrative Agent or such other financial institution as is acceptable to the Administrative Agent (each, a “Borrower LC

Collateral Account”) which shall be invested in Eligible Collateral and (y) in the case of Cash Collateral provided by a Defaulting Lender,  in blocked, non-interest bearing deposit accounts at the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Bank, the LC Administrator and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances in its Borrower LC Collateral Account, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.4.3 and shall execute such additional documents as the Administrative Agent may reasonably request to ensure that the Administrative Agent has a first priority security interest in such Cash Collateral.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

2.4.3  Application.  Notwithstanding anything to the contrary contained in this Reimbursement and Pledge Agreement, Cash Collateral provided under any of this Section 2.4 or Sections 2.2, 2.5 or 11 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

2.4.4  Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.2) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.4 may be otherwise applied in accordance with Section 11), and (y) the Person providing Cash Collateral and the Fronting Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.5           Defaulting Lenders.

2.5.1  Adjustments.  Notwithstanding anything to the contrary contained in this Reimbursement and Pledge Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

2.5.2  Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Reimbursement and Pledge Agreement shall be restricted as set forth in Section 14.10.

2.5.3  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 14.2), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender (including amounts owed in its capacity as a Participating Bank) to the Fronting Banks hereunder; third, if so determined by the Administrative Agent or requested by the Fronting Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any Letter of Credit Participation in any Fronted Letter of Credit or Several Letter of Credit as to which it is a Participating Bank; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of or Cash Collateralization of any Several Letter of Credit in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Reimbursement and Pledge Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Several Letters of Credit under this Reimbursement and Pledge Agreement; sixth, to the payment of any amounts owing to the Lenders or the Fronting Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Fronting Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Reimbursement and Pledge Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Reimbursement and Pledge Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of any Unpaid Reimbursement Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Unpaid Reimbursement Obligations owed to all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Unpaid Reimbursement Obligations owed to that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.5.3 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.5.4  Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive a commitment fee pursuant to Section 2.3.1 and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.3.2.

2.5.5  Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire or fund Letter of Credit Participations or fund pursuant to Section 2.2, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) reallocation only to the extent that the aggregate obligation of each non-Defaulting Lender to issue, acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the Individual Outstandings of that Lender.

2.5.6  Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Fronting Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of Unpaid Reimbursement Obligations of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.5.5), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3.             CERTAIN GENERAL PROVISIONS

3.1           Payments Generally; Administrative Agent’s Clawback.

3.1.1  General.

(a)           All payments to be made by the Borrower under any Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.

(b)           If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)           Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Credit Extension.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)           The obligations of the Lenders hereunder to fund Several Letters of Credit and Letter of Credit Participations are several and not joint.  The failure of any Lender to fund any such Several Letter of Credit or Letter of Credit Participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so fund a Several Letter of Credit or purchase its Letter of Credit Participation.

(e)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Several Letter of Credit or Letter of Credit Participation in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds in any particular place or manner.

3.1.2  Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Several Letters of Credit or the Letter of Credit Participation held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase (for cash of face value) from the other Lenders such participations in

Several Letters of Credit, and/or such subparticipations in the Letter of Credit Participations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Several Letters of Credit or such Letter of Credit Participations, as the case provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Reimbursement and Pledge Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.4, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Obligations to any assignee or participant, other than an assignment to the Borrower, the Parent or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

3.1.3  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower (including payments from the Pledged Collateral) is made to the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender, or the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting Bank, the LC Administrator or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any insolvency, bankruptcy or receivership proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent, the Fronting Bank or the LC Administrator, as the case may be, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, the Fronting Bank or the LC Administrator, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.

3.2           Taxes.

3.2.1  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 3.2.5.

(b)           If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (i) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.2.5, (ii) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Fronting Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)           If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (i) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.2.5, (ii) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Fronting Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

3.2.2  Payment of Other Taxes by the Borrower.  Without limiting the provisions of Section 3.2.1, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

3.2.3  Tax Indemnifications.  (a) Without limiting the provisions of Section 3.2.1 or 3.2.2, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the Fronting Bank, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this

Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the Fronting Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the Fronting Bank for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (b) of this Section 3.2.3.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the Fronting Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Fronting Bank, shall be conclusive absent manifest error.

(b)           Without limiting the provisions of Section 3.2.1 or 3.2.2, each Lender and the Fronting Bank shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the Fronting Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the Fronting Bank, as the case may be, to the Borrower or the Administrative Agent pursuant to Section 3.2.5.  Each Lender and the Fronting Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Fronting Bank, as the case may be, under this Reimbursement and Pledge Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.2.3(b).  The agreements in this Section 3.2.3(b) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the Fronting Bank, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.2.4  Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.2, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

3.2.5  Status of Lenders; Tax Documentation.  (a)  Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Reimbursement and Pledge Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(b)           Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(i)            any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(ii)           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Reimbursement and Pledge Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)          executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)           executed originals of Internal Revenue Service Form W-8ECI,

(C)           executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(D)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(E)           executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(c)           Each Lender shall promptly (i) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(d)           The Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

3.2.6  Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Fronting Bank, or have any obligation to pay to any Lender or the Fronting Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Fronting Bank, as the case may be.  If the Administrative Agent, any Lender or the Fronting Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the Fronting Bank, as the case may be, incurred by the Administrative Agent, such Lender or the Fronting Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Fronting Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Fronting Bank in the event the Administrative Agent, such Lender or the Fronting Bank is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the Fronting Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.3           Increased Costs.

3.3.1  Increased Costs Generally.  If any Change in Law shall:

(a)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Fronting Bank;

(b)           subject any Lender or the Fronting Bank to any tax of any kind whatsoever with respect to this Reimbursement and Pledge Agreement, any Letter of Credit or any Letter of Credit Participation, or change the basis of taxation of payments to such Lender or the Fronting Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.2 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Fronting Bank); or

(c)           impose on any Lender or the Fronting Bank or the London interbank market any other condition, cost or expense affecting this Reimbursement and Pledge Agreement or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Fronting Bank, the Borrower will pay to such Lender or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered.

3.3.2  Capital Requirements.  If any Lender or the Fronting Bank determines that any Change in Law affecting such Lender or the Fronting Bank or any Lending Office of such Lender or such Lender’s or the Fronting Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Fronting Bank’s capital or on the capital of such Lender’s or the Fronting Bank’s holding company, if any, as a consequence of this Reimbursement and Pledge Agreement, the Commitments of such Lender or the Letters of Credit issued by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Fronting Bank, to a level below that which such Lender or the Fronting Bank or such Lender’s or the Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Fronting Bank’s policies and the policies of such Lender’s or the Fronting Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender’s or the Fronting Bank’s holding company for any such reduction suffered.

3.3.3  Certificates for Reimbursement.  A certificate of a Lender or the Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or the Fronting Bank or its holding company, as the case may be, as specified in Section 3.3.1 or 3.3.2 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

3.3.4  Delay in Requests.  Failure or delay on the part of any Lender or the Fronting Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Fronting Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Fronting Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the Fronting Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.3.5  Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of any failure by the Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.

3.4           Mitigation Obligations; Replacement of Lenders.

3.4.1  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.3, or the Borrower is required to pay any additional amount to any Lender, the Fronting Bank, or any Governmental Authority for the account of any Lender or the Fronting Bank pursuant to Section 3.2, then such Lender or the Fronting Bank shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Fronting Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or 3.3, as the case may be, in the future and (ii) in each case, would not subject such Lender or the Fronting Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Fronting Bank, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Fronting Bank in connection with any such designation or assignment.

3.4.2  Replacement of Lenders.  If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13), all of its interests, rights and obligations under this Reimbursement and Pledge Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 13;

(b)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding Unpaid Reimbursement Amounts and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.5           Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

4.             COLLATERAL SECURITY.

4.1           Security of the Borrower.  The Obligations shall be secured by a perfected first priority security interest (subject only to (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights) in the following:  (a) each Collateral Account and all property held therein  or any replacement or successor account and/or any and all substitutions, additions and accessions thereto, which shall include, but not be limited to, cash, investment property, securities, security entitlements, securities accounts and any and all financial assets credited to and held in each Collateral Account or any replacement or successor account, as such property may be released or substituted pursuant to the terms hereof; and (b) to the extent not already included in clause (a) above, dividends, distributions, income, interest and all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing, whether now existing or hereafter arising (collectively, the “Pledged Collateral”).  Any delivery or transfer of any of the Pledged Collateral to the Custodian and credited to a Collateral Account shall be deemed a delivery or transfer to the Administrative Agent.

4.2           Security Interest.  For and in consideration of the sum of ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for and in consideration of the Issuers’ agreement to issue the Letters of Credit and the Lenders’ agreement to purchase Letter of Credit Participations therein, the Borrower hereby pledges, hypothecates, and impresses the Pledged Collateral with a lien in favor of the Administrative Agent, on behalf of the Fronting Bank, the LC Administrator and the Lenders, and grants to the Administrative Agent a security interest in the Pledged Collateral, in each case to secure the punctual payment and performance of all the Obligations.  The Borrower covenants and agrees that (i) with respect to the Pledged Collateral consisting of each Collateral Account, the property held therein and any and all proceeds thereof, the Administrative Agent has control and, from and after the issuance of a Notice of Exclusive Control, which notice shall not be given unless an Event of Default has occurred and is continuing hereunder, the Administrative Agent shall have sole and exclusive control over such Pledged Collateral and that it shall take all such steps as may be necessary to cause the Administrative Agent to have sole and exclusive control over such Pledged Collateral; (ii) it shall not sell, transfer, assign, or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Administrative Agent except in connection with substitutions, roll-overs or reinvestments of Pledged Collateral permitted pursuant to Section 4.7(b) and provided that, after giving effect to such substitutions, the Borrower is in compliance with the covenant contained in Section 6.8; (iii) it shall do or cause to be done all things necessary to preserve and keep in full force and effect the perfected first priority security interest in the Pledged Collateral granted to the Administrative Agent hereunder (subject to laws affecting creditor’s rights, generally); (iv) it shall not create or permit the existence of liens or security interests in the Pledged Collateral in favor of third parties other than (A) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (B) the Custodial Lien and Set-Off Rights; (v) it shall not take any action or omit to take any action that would result in the termination of any Control Agreement without the prior consent of the Administrative Agent and it shall otherwise comply in all respects with the provisions of each Control Agreement; and (vi) with respect to the Collateral Accounts, it shall not give instructions or entitlement orders to the Custodian that would require the Custodian to advance any margin or other credit to or for the benefit of the Borrower.

4.3           Additional Obligations.  The Borrower agrees that: (1) any distribution in kind received by the Borrower from any party for or on account of the Pledged Collateral, including distributions of stock as a dividend or split of any of the Pledged Collateral, shall be promptly delivered to the Administrative Agent, for the account of the Lenders, in the form received with any required endorsement; (2) additional collateral in form and kind satisfactory to the Administrative Agent will be deposited by the Borrower with the Administrative Agent, for the account of the Lenders, in accordance with Section 6.8; and (3) any note or other instrument executed and delivered to the Borrower by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be promptly delivered with any required endorsement to the Administrative Agent.  All such items shall be held by the Administrative Agent in accordance with the terms of this Reimbursement and Pledge Agreement.

4.4           Certain Rights and Duties of Administrative Agent and Lenders.  The Borrower acknowledges that the Administrative Agent and the Lenders have no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Administrative Agent or the Lenders; prior to the occurrence of any Event of Default the Administrative Agent’s and the Lenders’ rights with respect to the Pledged Collateral shall be limited to the Administrative Agent’s and the Lenders’ rights as secured party and pledgee and the right to perfect their security interest, preserve, enforce and protect the Lien granted hereunder and their interest in the Pledged Collateral.  Prior to the occurrence and continuance of any Event of Default, the Borrower shall be entitled to vote any Pledged Collateral constituting securities or Capital Stock and to give consents, waivers and ratifications in respect thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Borrower if the effect thereof would impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of this

Reimbursement and Pledge Agreement.  All such rights of the Borrower to vote and give consents, waivers and ratifications with respect to the Pledged Collateral shall cease upon the occurrence and continuance of an Event of Default.

4.5           Power of Attorney, Etc.  The Borrower hereby irrevocably constitutes and appoints the Administrative Agent the true and lawful attorney-in-fact for and on behalf of the Borrower with full power of substitution and revocation in its own name or in the name of the Borrower to make, execute, deliver and record, as the case may be, any and all financing statements, continuation statements, notices of exclusive control, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Administrative Agent in its sole discretion may deem necessary or advisable to perfect, preserve, or protect (and, after the occurrence and during the continuance of an Event of Default, to enforce) the Lien granted hereunder and the Administrative Agent’s, the Fronting Bank’s, the LC Administrator’s and the Lenders’ interest in the Pledged Collateral and to carry out the purposes of this Reimbursement and Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in any proceeding under any Debtor Relief Law of the Borrower, with the right, upon the occurrence and during the continuance of an Event of Default, to collect and apply to the Obligations all distributions and dividends made on account of the Pledged Collateral.  The rights and powers conferred on the Administrative Agent by the Borrower are expressly declared to be coupled with an interest and shall be irrevocable until all the Obligations are paid and performed in full.  A carbon, photographic, or other reproduction of a security agreement (including this Reimbursement and Pledge Agreement) or a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

4.6           Release of Collateral.  The Administrative Agent shall grant a release of its lien on the Pledged Collateral:

(a)           In the event that the Collateral Coverage Amount exceeds the Total Outstandings (such excess being referred to herein as the “Release Amount”) then, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall, at the request and expense of the Borrower, release such portions of the Pledged Collateral designated by the Borrower with a fair market value equal to the Release Amount (or such smaller amount as may be requested by the Borrower); provided, that in no event shall the Administrative Agent be required to release any Pledged Collateral after the occurrence and during the continuance of an Event of Default or in an aggregate amount that is less than five hundred thousand dollars ($500,000).  In connection with any such partial release of the Pledged Collateral, the Administrative Agent shall give such consents as may be necessary to permit the Custodian to allow the Borrower to withdraw the Release Amount from a Collateral Account.  The Borrower agrees to reimburse the Administrative Agent on demand for any and all out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any such partial release of the Pledged Collateral, including, without limitation, reasonable attorney’s fees.

(b)           So long as the Collateral Coverage Amount exceeds the Total Outstandings, and so long as no Event of Default has occurred and is continuing, the Borrower may make substitutions of equal or greater value for the Pledged Collateral; provided that such Pledged Collateral shall at all times consist of Eligible Collateral and in connection therewith the Administrative Agent shall, at the expense of the Borrower, release the Pledged Collateral for which the Borrower is making a substitution.  In the event that any amounts are paid or due to be paid in respect of the Pledged Collateral (whether at scheduled maturity or otherwise), the Borrower may give instructions to roll-over or reinvest such amounts in Eligible Collateral, all of which shall remain Pledged Collateral hereunder.

(c)           In the event that (i) any and all Letters of Credit are fully drawn or expire or are returned to the Administrative Agent for cancellation, (ii) all Reimbursement Obligations with respect to any drawings of Letters of Credit have been fully satisfied pursuant to the provisions of this Reimbursement and Pledge Agreement and the other Loan Documents, (iii) no other Obligations, whether contingent or otherwise, are then outstanding and (iv) the Aggregate Commitments have been terminated, the Administrative Agent agrees that it shall, after request by the Borrower and at the Borrower’s sole cost and expense, release the Pledged Collateral from the security interest and lien created by this Reimbursement and Pledge Agreement and shall execute, or cause to be executed, such instruments of release and discharge as may be reasonably requested by the Borrower.

5.             REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent as follows:

5.1           Corporate Authority.

5.1.1  Incorporation; Good Standing.  The Borrower (a) is a company duly organized, validly existing and in good standing under the laws of Bermuda, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

5.1.2  Authorization.  The execution, delivery and performance of this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower is, or is to become, a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of the Borrower, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower.

5.1.3  Enforceability.  The execution and delivery of this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or by the application of equitable principles relating to enforceability (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (i) the possible unavailability of specific performance  injunctive relief or any equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealings; provided that the Borrower assumes for the purposes of this Section 5.1.3 that this Reimbursement and Pledge Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Borrower.

5.2           Governmental Approvals.  The execution, delivery and performance by the Borrower of this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

5.3           Financial Statements.

5.3.1  Fiscal Year.  The Parent and each of its Subsidiaries has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.

5.3.2  Financial Statements.  There has been furnished to each of the Lenders (i) (x) a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Parent and its Subsidiaries for the fiscal year then ended, and (y) a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended and (ii) (x) a consolidated balance sheet and consolidated statement of income of the Parent and its Subsidiaries as at March 31, 2011 and (y) a consolidated balance sheet and consolidated statement of income of the Borrower and its Subsidiaries as at March 31, 2011.  Such balance sheet and statement of income have been prepared in accordance with GAAP (subject, in the case of the March 31, 2011 statements, to the absence of footnotes and year-end adjustments) and fairly present the financial condition of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, as at the close of business on the date thereof and the results of operations for the period then ended.  There are no Contingent Liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Parent, which were not disclosed in such balance sheet and the notes related thereto.

5.4           No Material Adverse Changes, etc.  Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect.

5.5           Franchises, Patents, Copyrights, etc.  The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

5.6           Litigation.  Except as set forth in Schedule 5.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, (a) that, if adversely determined, might, either in any case or in the aggregate,  (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries or (b) which question the validity of this Reimbursement and Pledge Agreement.

5.7           No Materially Adverse Contracts, etc.  Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or, to the knowledge of the Responsible Officers, is expected in the future to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Responsible Officers, to have any Material Adverse Effect.

5.8           Compliance with Other Instruments, Laws, etc.  Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

5.9           Tax Status.  The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, except those which the failure to file would not have a Material Adverse Effect, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or those which the failure to pay would not have a Material Adverse Effect and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Responsible Officers of the Borrower know of any basis for any such claim.

5.10         No Event of Default.  No Default or Event of Default has occurred and is continuing.

5.11         Investment Company Acts.  Neither the Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.  The Borrower is not engaged in the “investment business” as defined in The Investment Business Act 2003 of Bermuda.

5.12         Absence of Financing Statements, etc.  There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on any of the Pledged Collateral other than those in favor of the Administrative Agent.

5.13         Perfection of Security Interest.  All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent’s security interest in the Pledged Collateral.  The Administrative Agent and the Lenders acknowledge and agree that the Pledged Collateral is subject to liens and set-off rights in favor of the Custodian pursuant to Article III, Section 5 of the Control Agreement (the “Custodial Lien and Set-off Rights”).  The Pledged Collateral and the Administrative Agent’s rights with respect to the Pledged Collateral are not subject to any set-off, claims, withholdings or other defenses other than the Custodial Lien and Set-off Rights.  The Borrower is the owner of the Pledged Collateral free from any lien, encumbrance or security interest, other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000, (ii)  the Custodial Lien and Set-Off Rights and (iii) those granted hereby.

5.14         Use of Proceeds.

5.14.1  General.  The Borrower will obtain Letters of Credit to be issued in the ordinary course of the Borrower’s business.

5.14.2  Regulations U and X.  No portion of any Letter of Credit to be obtained shall be used, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

5.15         Subsidiaries, etc.  As of the Closing Date, (a) the Parent has no Subsidiaries other than those specifically disclosed on Schedule 5.15 and such Schedule correctly indicates which Subsidiaries are Insurance Subsidiaries, and Material Parties, (b)  all of the outstanding Capital Stock in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Person and in the amounts specified on Schedule 5.15 free and clear of all Liens and (c) the Parent and its Subsidiaries have no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 5.15.

5.16         Disclosure.  None of this Reimbursement and Pledge Agreement or any of the other Loan Documents to which the Borrower is a party contains any untrue statement of a material fact or omits to state a material fact known to the Borrower necessary in order to make the statements herein or therein, taken as a whole not misleading as of the date hereof or thereof. There is no fact known to the Borrower or any of its Subsidiaries as of the date hereof which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

5.17         Foreign Assets Control Regulations, Etc.  None of the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of

September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, neither the Borrower nor any of its Subsidiaries (x) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (y) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

5.18         Identification Number.  The true and correct organizational identification number of the Borrower is 31261.

5.19         Representations as to Foreign Jurisdiction Matters.  The Borrower represents and warrants (solely as to itself) to the Administrative Agent and the Lenders that:

(a)           The Borrower is subject to civil and commercial Laws with respect to its obligations under this Reimbursement and Pledge Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by the Borrower of the Loan Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither the Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Bermuda in respect of its obligations under the Loan Documents.

(b)           The Loan Documents are in proper legal form under the Laws of Bermuda  for the enforcement thereof against the Borrower under the Laws of Bermuda, and to ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Loan Documents that the Loan Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Loan Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization that has been made and is in full force and effect, or is not required to be made until the Loan Documents are sought to be enforced and (ii) any charge or tax that has been timely paid by or on behalf of the Borrower.

(c)           As of the Closing Date, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of Bermuda either (i) on or by virtue of the execution or delivery of the Loan Documents or (ii) on any payment to be made by the Borrower pursuant to the Loan Documents.

(d)           The execution, delivery and performance of the Loan Documents are, under applicable foreign exchange control regulations of Bermuda, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

6.             AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, until both the Commitment Termination Date has occurred and all Obligations have been paid in full:

6.1           Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the Reimbursement Obligations, Fees and all other amounts provided for in this Reimbursement and Pledge Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries are a party, all in accordance with the terms of this Reimbursement and Pledge Agreement and such other Loan Documents.

6.2           Maintenance of Office.  The Borrower will maintain its principal office at Montpelier House, 94 Pitts Bay Road, Hamilton, Bermuda HM HX, or at such other place as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower are a party may be given or made.

6.3           Records and Accounts.  The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage PricewaterhouseCoopers or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Parent and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Parent and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

6.4           Financial Statements, Certificates and Information.  The Borrower will deliver to each of the Lenders:

(a)           as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, (i) the consolidated balance sheet of the Parent and its Subsidiaries and the consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated balance sheet and related consolidated statement of income and consolidated statement of cash flow, certified, without qualification and without an expression of uncertainty as to the ability of the Parent, the Borrower or any of their Subsidiaries to continue as going concerns, by PricewaterhouseCoopers or any other independent certified public accountant engaged pursuant to Section 6.3(c) and (ii); the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated balance sheet and related consolidated statement of income and consolidated statement of cash flow, certified, without qualification;

(b)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Parent, (i) copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the unaudited consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for the portion of the Parent’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments); and (ii) copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)           Within thirty (30) days of receipt of any audit committee report prepared by the Borrower’s or the Parent’s accountants, if there are any reportable events resulting in any discussion in the sections of such report entitled “Errors or Irregularities”, “Illegal Acts” and “Misstatements Due to Fraud”, the Borrower will provide copies of such sections to the Administrative Agent for distribution to the Lenders;

(d)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Parent in substantially the form of Exhibit C hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 8 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(e)           no later than (i) the tenth (10th) Business Day of each month and (ii) one Business Day after a request from the Administrative Agent, a certificate (the “Pledged Collateral Certificate”) substantially in the form of Exhibit D attached hereto, signed by an officer of the Borrower, certifying compliance with the collateral coverage requirement set forth in Section 6.8 and demonstrating, in detail satisfactory to the Administrative Agent, the Fair Market Value of the Eligible Collateral as of the last Business Day of the immediately preceding month or Business Day, as the case may be;

(f)                                    five days after the date filed with the relevant Governmental Authority for each of its Fiscal Years, but in any event within 125 days after the end of each Fiscal Year of the Borrower and each other Insurance Subsidiary, a copy of the annual financial statements required to be filed with the Minister of Finance of Bermuda or such other appropriate Governmental Authority of the jurisdiction of domicile of any Insurance Subsidiary;

(g)                                 contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or the Borrower;

(h)                                 from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request;

Documents required to be delivered pursuant to Section 6.4(a) or (b) or Section 6.4(g) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 14.5; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Fronting Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Fronting Bank, the LC Administrator and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Parent, the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 14.10); (y)

all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.5                                 Notices.

6.5.1  Defaults.  As soon as practicable after Responsible Officer of the Borrower knows of the existence of any Default or Event of Default, the Borrower will notify the Administrative Agent, in writing, of the occurrence of such Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto.

6.5.2  Notification of Claim against Pledged Collateral.  The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent, in writing, of any set-off, claims, withholdings or other defenses to which any of the Pledged Collateral, or the Administrative Agent’s rights with respect to the Pledged Collateral, are subject other than with respect to the Custodial Lien and Set-off Rights, provided, that the Borrower will notify the Administrative Agent hereunder of any set-off exercised by the Custodian pursuant to the Custodial Lien and Set-off Rights.

6.5.3  Notice of Litigation and Judgments.  The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within thirty (30) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings.  The Borrower will give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any final judgment not covered by insurance, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.

6.6                                 Legal Existence; Maintenance of Properties.  The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries.  It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation of any Subsidiary or the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

6.7                                 Taxes.  The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real estate, sales and activities, or any part thereof, or upon the income or profits therefrom, other than where failure to pay such taxes would not result in a Material Adverse Effect; provided, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further that the Borrower and each Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached to the Pledged Collateral as security therefor.

6.8                                 Collateral Coverage.  The Borrower hereby covenants and agrees that the Collateral Coverage Amount must at all times be equal to or greater than the Total Outstandings.  If at any time the Collateral Coverage Amount is less than the Total Outstandings, then the Borrower shall promptly provide to the Administrative Agent and pledge hereunder such additional Eligible Collateral as may be necessary to satisfy the foregoing Collateral Coverage Amount.  Failure to do so within two (2) Business Days shall constitute an immediate and automatic Event of Default under the terms and conditions of this Reimbursement and Pledge Agreement.  Notwithstanding the monthly reporting obligations set forth in Section 6.4(e), the covenant contained herein shall be tested at all times.

6.9                                 Inspection of Properties and Books, etc.  The Borrower shall permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours upon reasonable advance notice.

6.10                           Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable Laws wherever its business is conducted, including all environmental Laws, except where failure to do so would not have a Material Adverse Effect, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound, except where failure to do so would not have a Material Adverse Effect, and (d) all applicable decrees, orders, and judgments, except where failure to do so would not have a Material Adverse Effect.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any competent government shall become necessary or required in order that the Borrower fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

6.11                           Use of Proceeds.  The Borrower will obtain Letters of Credit solely for the purposes set forth in Section 5.14.1.

6.12                           Further Assurances.  The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Reimbursement and Pledge Agreement and the other Loan Documents.

7.                                      CERTAIN NEGATIVE COVENANTS.

The Borrower covenants and agrees that, until the Commitment Termination Date has occurred and all Obligations have been paid in full:

7.1                                 Business Activities.  The Borrower will not engage directly or indirectly (whether through Subsidiaries or otherwise), as its primary business, in any type of business other than the insurance and reinsurance and related businesses.

7.2                                 Fiscal Year.  The Borrower will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal or financial year from that set forth in Section 5.3.1.

7.3                                 Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business provided that transactions between the Parent and any wholly-owned Subsidiary of the Parent or between any wholly-owned Subsidiaries of the Parent shall be excluded from the restrictions set forth in this Section 7.3.

7.4                                 Disposition of Assets.  The Borrower will not, and will not permit any of its Insurance Subsidiaries to, sell, transfer, convey or lease all or substantially all of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business, except for (x) any sale, transfer, lease or disposition of an asset by a Subsidiary of the Borrower to a Subsidiary of the Borrower and (y) any such sale, transfer, conveyance, lease or assignment by any wholly owned Subsidiary of the Parent (other than the Borrower) to the Borrower or any other wholly owned Subsidiary of the Parent, provided in each case no Default or Event of Default has occurred and is continuing or would result therefrom.

7.5                                 Mergers, Consolidations and Sales.  The Borrower will not, and will not permit any of its Subsidiaries which is a Material Party to, merge or consolidate except for (i) any wholly-owned Subsidiary of the Borrower may merge with any other wholly-owned Subsidiary of the Borrower and (ii) the Borrower may merge with any other wholly-owned Subsidiary of the

Parent provided the Borrower is the surviving corporation, provided in each case no Default or Event of Default has occurred and is continuing or would result therefrom.

7.6                                 Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur, guarantee or otherwise to permit any Debt secured by any Lien upon any shares of Capital Stock of any of its Subsidiaries (whether such shares of Capital Stock are now owned or hereafter acquired) without effectively providing concurrently that the Obligations (and, if the Borrower so elect, any other Debt of the Borrower that is not subordinate to the Obligations and with respect to which the governing instruments require, or pursuant to which the Borrower is otherwise obligated, to provide such security) shall be secured on an equal and ratable basis with such Debt for at least the time period such other Debt is so secured.

8.                                      FINANCIAL COVENANTS.

The Borrower covenants and agrees that, until the occurrence of the Commitment Termination Date and until all Obligations are paid in full, it shall:

8.1                                 Leverage Ratio.  The Parent will not permit the Leverage Ratio to be more than thirty percent (30%).  For purposes of determining the Leverage Ratio, Hybrid Securities will be accorded the same capital treatment as given to such Hybrid Securities by S&P; provided that no Subsidiary of the Parent (other than a trust or other entity formed for the purpose of issuing the Hybrid Securities) shall have any direct or indirect liability in respect of the Hybrid Securities; and provided further that the maximum amount of Hybrid Securities eligible for equity treatment in determining the Leverage Ratio (regardless of the treatment by S&P) can not exceed 15% of total capital.

8.2                                 A.M. Best Rating.  The Borrower will not permit its A.M. Best Rating to fall below the rating of “B++” or to be withdrawn.

9.                                      CONDITIONS TO CLOSING DATE.

This Reimbursement and Pledge Agreement shall be and become effective on the date that the following conditions precedent have been satisfied:

9.1                                 Reimbursement and Pledge Agreement.  The Reimbursement and Pledge Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received a fully executed copy of each such document.

9.2                                 Control Agreement.  The Control Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received a fully executed copy of each such document.

9.3                                 Certified Copies of Governing Documents.  The Administrative Agent shall have received from the Borrower a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

9.4                                 Corporate or Other Action.  All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower of this Reimbursement and Pledge Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

9.5                                 Incumbency Certificate.  The Administrative Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

9.6                                 Pledged Collateral Certificate.  If a Credit Extension is made on the Closing Date, the Administrative Agent shall have received from the Borrower a Pledged Collateral Certificate dated as of the Closing Date.

9.7                                 Opinion of Counsel.  Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, from New York and Bermuda counsel to the Borrower.

9.8                                 Payment of Fees and Expenses.  The Borrower shall have paid to the Lenders, the Administrative Agent, or MLPFS as appropriate, all fees required to be paid pursuant to the Fee Letter and any and all other fees and expenses incurred by the Administrative Agent in connection with this Reimbursement and Pledge Agreement and the other Loan Documents, including, without limitation, legal fees and expenses.

9.9                                 No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2010 in the business, properties, condition (financial or otherwise), assets, operations, income or prospects of the Parent and its Subsidiaries taken as a whole, the Borrower individually or the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.

9.10                           2006 Letters of Credit.  The stated amount of all letters of credit outstanding under the Amended and Restated Letter of Credit Reimbursement and Pledged Agreement dated as of June 9, 2006, as amended to date, shall not exceed $50,000,000.

9.11                           Representations True; No Event of Default.  The representations and warranties set forth in Section 5 shall be true and correct as of the Closing Date and no Default or Event of Default shall have occurred and be continuing.  The Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer of the Borrower to that effect.

9.12                           Process Agent Letter.  A letter from the Process Agent agreeing to the terms of Section 14.7.4.

10.                               CONDITION TO ALL CREDIT EXTENSIONS.

The obligation of each Lender and of the Fronting Bank to make a Credit Extension, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

10.1                           Representations True; No Event of Default.  Each of the representations and warranties of the Borrower contained in this Reimbursement and Pledge Agreement (other than Section 5.4), the other Loan Documents to which the Borrower is a party or in any document or instrument delivered by the Borrower pursuant to or in connection with this Reimbursement and Pledge Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Reimbursement and Pledge Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate do not have a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

10.2                           No Legal Impediment.  No change shall have occurred in any applicable law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Applicable Issuing Party would make it illegal for the applicable Issuers to issue, extend or renew such Letter of Credit.

10.3                           Documents.  The Administrative Agent shall have received all information and such documents as the Administrative Agent may reasonably request in connection with such Credit Extension.

10.4                           Pledged Collateral Certificate.  The Administrative Agent shall have received a Pledged Collateral Certificate calculated as of the most recent Business Day of the issuance, extension or renewal of such Letter of Credit.

10.5                           Collateral Coverage Amount.  The Total Outstandings shall not exceed the Collateral Coverage Amount.

11.                               EVENTS OF DEFAULT; ACCELERATION; ETC.

11.1                           Events of Default and Acceleration.  Upon the occurrence and continuance of any of the following events of default (each an “Event of Default”):

(a)                                  default in the payment of any of the Obligations consisting of Reimbursement Obligations;

(b)                                 default in the payment of any Obligations (other than those specified in clause (a) above) under any of the Loan Documents, including, without limitation, default in the payment of Fees and interest, which shall continue for more than three (3) Business Days;

(c)                                  any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(d)                                 default in the performance of any of the agreements or covenants of the Borrower set forth in Section 6.5, 6.6, 6.8, 6.11, 7.1, 7.4, 7.5 or Section 8.2 after the date upon which any applicable grace or cure periods that are expressly herein provided shall have elapsed;

(e)                                  default in the performance of any of the agreements or covenants of the Borrower set forth in Section 6.4(e) and continuance of such default for a period of 10 days after the date upon which any applicable grace or cure periods that are expressly herein provided shall have elapsed;

(f)                                    default in the performance of any of the agreements or covenants of the Borrower set forth in Section 8.1 and continuance of such default for a period of 30 days unless a Cure Contribution is made during such 30 days;

(g)                                 default in the performance of any of the agreements or covenants of the Borrower under this Reimbursement and Pledge Agreement or any other Loan Document (other than those specified in Section 11.1(a), (b), (c), (d) or (e) or above) and continuance of such default for a period of 30 days after the date upon which (x) any Responsible Officer had actual knowledge of such default or (y) any applicable grace or cure periods that are expressly herein provided shall have elapsed;

(h)                                 any Control Agreement is terminated by any party thereto and the Borrower, the Administrative Agent and another securities intermediary satisfactory to the Administrative Agent have not, as of the date that is three (3) Business Days prior to the effective date of such termination, entered into a control agreement in form and substance reasonably satisfactory to the Administrative Agent, such that the Administrative Agent’s first priority lien and security interest in the Pledged Collateral is preserved unimpaired;

(i)                                     the Administrative Agent’s security interest in the Pledged Collateral shall cease to be a first priority perfected security interest, otherwise than in accordance with the terms hereof or in connection with (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 or (ii) in connection with the Custodial Lien and Set-Off Rights; or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Reimbursement and Pledge Agreement or any other Loan Document shall be commenced by or on behalf of the Borrower or any of its shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, this Reimbursement and Pledge Agreement or any one or more of the other Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(j)                                     the Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

(k)                                  a Material Party admits in writing that it is generally unable to pay debts as they mature or become due;

(l)                                     a Material Party makes a general assignment for the benefit of creditors;

(m)                               any of the Pledged Collateral is subject to any lien or encumbrance or any claim or demand, other than (i) liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed $1,000,000 and (ii) the Custodial Lien and Set-Off Rights, that if unpaid might by law or upon bankruptcy, insolvency or otherwise, be given any priority whatsoever over the Borrower’s general creditors with respect to the Pledged Collateral or is transferred for the purposes of the payment of indebtedness not arising hereunder or is taken by attachment, execution or any other form of legal process;

(n)                                 the commencement of a proceeding by or against a Material Party under the federal Bankruptcy Code or the equivalent under Bermuda law, or any other federal, state or Bermuda laws seeking to adjudicate a Material Party as bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of a Material Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official for a Material Party, the Pledged Collateral or any substantial part of a Material Party’s property, with or without consent of such Material Party, for any purpose whatsoever and, in the case of any such proceeding instituted against a Material Party (but not instituted by it), either such proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or any of the following actions sought in such proceeding shall occur: the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, a Material Party, the Pledged Collateral or for any substantial part of its property;

(o)                                 the assertion of any levy, seizure or attachment on the Pledged Collateral, other than with respect to the Custodial Lien and Set-Off Rights, or the taking of any action by a regulatory authority to obtain control (which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof) of any part of the Pledged Collateral, other than with respect to the Custodial Lien and Set-Off Rights;

(p)                                 the taking of any action by a regulatory authority to obtain control of the Borrower or a substantial part of its assets (which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof);

(q)                                 a Change in Control shall occur; or

(r)                                    there shall occur any (i) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of a Material Party if the aggregate amount of Debt of the Borrower and/or any other Material Party which is accelerated or due and payable, or which (subject to any applicable grace period) may be accelerated or otherwise become due and payable, by reason of such default or defaults is $25,000,000 or more, (ii) default in the performance or observance of any obligation or condition with respect to any such other Debt of, or guaranteed by, a Material Party if the effect of such default or defaults is to accelerate the maturity (subject to any applicable grace period) of any such Debt of $25,000,000 or more in the aggregate or to permit the holder or holders of such indebtedness of $25,000,000 or more in the aggregate, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity, (iii) a final judgment or judgments which exceed an aggregate of $25,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and is not denying coverage in writing) shall be rendered against a Material Party and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgment(s);

If any Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the Aggregate Commitments, and upon such notice being given the Aggregate Commitments shall terminate immediately and the Lenders and the Fronting Bank shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit.  No termination of the Aggregate Commitments shall relieve the Borrower or any of its Subsidiaries of any of the Obligations and upon such termination of the credit hereunder, all Obligations and all interest accrued and unpaid thereon shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.  Notwithstanding anything to the contrary contained herein, no notice given or declaration by the Administrative Agent pursuant to this Section 11 shall affect (i) the obligation of the Lenders, the Fronting Bank or the LC Administrator to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each Letter of Credit.

If any Event of Default shall occur and be continuing, the Administrative Agent may or at the request of the Required Lenders, shall, with or without prior notice to the Borrower, and without demand for additional collateral, (a) transfer, or cause the Custodian to transfer any or all of the Pledged Collateral and/or the Collateral Account into the name of the Administrative Agent or its nominee (including, without limitation, having the Pledged Collateral debited from the Collateral Account and credited to an account designated by the Administrative Agent) and vote any Pledged Collateral constituting securities or closely held Capital Stock; (b) require the Borrower to provide additional Eligible Collateral if the Collateral Coverage Amount is not equal to or greater than the Total Outstandings at any time, (c) sell at public or private sale any or all of the Pledged Collateral; (d) apply to, or set off against, the Obligations of the Borrower all or any portion of the Pledged Collateral, securities or other property of the Borrower in the possession of the Administrative Agent; (e) convert any of the Pledged Collateral or any proceeds thereof into the applicable Alternative Currency, with any such conversion costs being considered a collection expense and added to the Obligations; and (f) at its discretion in its own name or in the name of the Borrower take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor.  The Borrower agrees that the Administrative Agent has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Obligations.  The Borrower further agrees that after the occurrence and during the continuance of an Event of Default, to the extent that any voting rights exist, the Administrative Agent shall have no obligation to vote any Pledged

Collateral constituting securities or closely held Capital Stock but shall have the right to do so in its sole discretion.

In connection with any secured party’s sale, the Administrative Agent is authorized, if it deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment, and not with a view to the distribution or re-sale thereof.  Sales made subject to such restriction shall be deemed to have been made in a commercially reasonable manner.

If any Event of Default shall occur and be continuing, the Pledged Collateral and any amounts received on account of the Obligations (including proceeds of Pledged Collateral) shall be applied by the Administrative Agent in the following order:

First, to the Administrative Agent for the account of the Fronting Bank and the Lenders, Eligible Collateral having a Collateral Coverage Amount equal to the sum of (x) Dollar Equivalent of the Maximum Drawing Amount;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses (including expenses incurred in the sale or collection of the Pledged Collateral) and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than Reimbursement Obligations, interest and Letter of Credit Fees) payable to the Lenders and the Fronting Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Fronting Bank and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on Unpaid Reimbursement Obligations and other Obligations, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting Unpaid Reimbursement Obligations, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full and all Letters of Credit have expired, to the Borrower or as otherwise required by Law.

Amounts held pursuant to clause First above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

12.                               THE ADMINISTRATIVE AGENT

12.1                           Appointment and Authority.  Each of the Lenders and the Fronting Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Fronting Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

12.2                           Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.3                           Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 14.6 and 11) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Fronting Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Reimbursement and Pledge Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Reimbursement and Pledge Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article X or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

12.4                           Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to any Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender or the Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Fronting Bank prior to the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5                           Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

12.6                           Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting Bank, the LC Administrator and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, the

LC Administrator and the Fronting Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Fronting Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the LC Administrator and the Fronting Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 14.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)                                 Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Fronting Bank and LC Administrator.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting Bank and LC Administrator, (b) the retiring Fronting Bank and LC Administrator shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Fronting Bank and LC Administrator shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession (unless such substitution would require the consent of the beneficiary and such consent cannot be obtained) or make other arrangements satisfactory to the retiring Fronting Bank and LC Administrator to effectively assume the obligations of the retiring Fronting Bank and LC Administrator with respect to such Letters of Credit.

12.7                           Non-Reliance on Administrative Agent and Other Lenders.  Each Lender, the LC Administrator and the Fronting Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the LC Administrator, the Fronting Bank or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Reimbursement and Pledge Agreement.  Each Lender and the Fronting Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Reimbursement and Pledge Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8                           No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Co-Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Reimbursement and Pledge Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the LC Administrator or the Fronting Bank hereunder.

12.9                           Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Fronting Bank , the LC Administrator and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Fronting Bank, the LC Administrator and the Administrative Agent under Sections 2.3 and 14.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Fronting Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Fronting Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 14.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the LC Administrator or the Fronting Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the LC Administrator or the Fronting Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender, the LC Administrator or the Fronting Bank in any such proceeding.

12.10                     Collateral Matters.  The Lenders and the Fronting Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in certain Collateral pursuant to this Section 12.10.

13.                               SUCCESSORS AND ASSIGNS.

13.1                           General Conditions.  The provisions of this Reimbursement and Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 13.2, or (b) by way of participation in accordance with the provisions of Section 13.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.6 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Reimbursement and Pledge Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Reimbursement and Pledge Agreement or any of the other Loan Documents.

13.2                           Assignments.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Reimbursement and Pledge Agreement (including all or a portion of its Commitments); provided, that (a) except in the cases of an assignment of the entire remaining amount of the assigning Lender’s Commitments or, of an assignment to a Lender or its Affiliate, the aggregate amount of the Commitments being assigned shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, otherwise consent (each such consent not to be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10)  Business Days after having received notice thereof); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Reimbursement and Pledge Agreement with respect to the Commitment assigned, it being understood that non-pro rata assignments of or among the Commitments and the Reimbursement Obligations are not permitted; (c) any assignment of a Commitment (i) must be approved by the Administrative Agent, and so long as no Default or Event of Default has occurred and is continuing, the Borrower, (such approval of the Borrower not to be unreasonably withheld), unless the Person that is the proposed assignee is itself a Lender with a Commitment or an Affiliate of a Lender with a Commitment and (ii) must be approved by the Fronting Bank (such consent not to be unreasonably withheld or delayed) and, if such Assignee could not be an Issuer of a Several Letter of Credit under applicable regulatory requirements, the Fronting Bank or another Lender must have agreed (in its sole discretion) to front for such Assignee under Several Letters of Credit; (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided, that such processing and recordation fee may be waived by the Administrative Agent, in its sole discretion) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; (e) if applicable, the LC Administrator shall have delivered to the respective beneficiaries of outstanding Several Letters of Credit amendments (or, in the case of any Several Letter of Credit issued individually by the Lenders, a replacement Several Letter of Credit in exchange for and the return or cancellation of the original Several Letter of Credit) which reflect any changes in the Lenders and/or the Applicable Percentages resulting from such assignment.

No such assignment shall be made (A) to the Borrower, the Parent or any of their Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Letters of Credit previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all obligations under Several Letters of Credit and participations in Fronted Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Reimbursement and Pledge Agreement until such compliance occurs.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Reimbursement and Pledge Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Reimbursement and Pledge Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Reimbursement and Pledge Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Reimbursement and Pledge Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 14.3 and 14.4 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Reimbursement and Pledge Agreement that does not comply with this paragraph shall be treated for purposes of this Reimbursement and

Pledge Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.4.

13.3                           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Reimbursement and Pledge Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.4                           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Reimbursement and Pledge Agreement (including all or a portion of its Commitment); provided, that (a) such Lender’s obligations under this Reimbursement and Pledge Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Reimbursement and Pledge Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Reimbursement and Pledge Agreement and to approve any amendment, modification or waiver of any provision of this Reimbursement and Pledge Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Letter of Credit Fee to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest.  Subject to Section 13.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3 and 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.2.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.2 as though it were a Lender, provided such Participant agrees to be subject to Section 14.2 as though it were a Lender.

13.5                           Payments to Participants.  A Participant shall not be entitled to receive any greater payment under Sections 3.3 and 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

13.6                           Miscellaneous Assignment Provisions.  A Lender may at any time grant a security interest in all or any portion of its rights under this Reimbursement and Pledge Agreement to secure obligations of such Lender, in connection with any pledge or assignment to secure obligations to any of the twelve Federal Reserve Administrative Agents organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrower or the Administrative Agent hereunder.

13.7                           Resignation as Fronting Bank and LC Administrator after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment pursuant to Section 13.2, Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as Fronting Bank and LC Administrator.  In the event of any such resignation as Fronting Bank and LC Administrator, the Borrower shall be entitled to appoint from among the Lenders a successor Fronting Bank and LC Administrator hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Fronting Bank and LC Administrator.  If Bank of America resigns as Fronting Bank and LC Administrator, it shall retain all the rights, powers, privileges and duties of the Fronting Bank and LC Administrator hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Fronting Bank and LC Administrator and all LC Obligations with respect thereto (including the right to require the Lenders to fund Letter of Credit Participations in Unpaid Reimbursement Amounts under Fronted Letters of Credit.  Upon the appointment of a successor Fronting Bank and LC Administrator (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting Bank and LC Administrator, and (b) the successor Fronting Bank and LC Administrator shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession (unless such substitution would require the consent of the beneficiary and such consent cannot be obtained) or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

14.                               PROVISIONS OF GENERAL APPLICATIONS.

14.1                           Authorization to File Financing Statements.  The Administrative Agent is hereby authorized to file (a) in any Uniform Commercial Code filing office a financing statement naming the Borrower as the debtor and indicating the collateral as the Pledged Collateral, including, the Collateral Account and all property held therein and any and all proceeds of any thereof, whether now or hereafter existing or arising and (b) any registration of the Lien in Bermuda the Administrative Agent deems appropriate.

14.2                           Setoff.  If an Event of Default shall have occurred and be continuing, each Lender,  the LC Administrator, the Fronting Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Administrator,  the Fronting Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Reimbursement and Pledge Agreement or any other Loan Document to such Lender,  the LC Administrator or the Fronting Bank, irrespective of whether or not such Lender or the Fronting Bank shall have made any demand under this Reimbursement and Pledge Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, the LC Administrator or the Fronting Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.5 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the Fronting Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Administrator, the Fronting Bank or their respective Affiliates may have.  Each Lender, the LC Administrator and the Fronting Bank each agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

14.3                           Expenses; Indemnity; Damage Waiver.

14.3.1  Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Reimbursement and Pledge Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Applicable Issuing Party in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Applicable Issuing Party (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Applicable Issuing Party) in connection with the enforcement or protection of its rights (A) in connection with this Reimbursement and Pledge Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Letters of Credit.

14.3.2  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the LC Administrator and the Fronting Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Reimbursement and Pledge Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Reimbursement and

Pledge Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.2), (ii) any Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Applicable Issuing Party to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) liability under any environmental Laws related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

14.3.3  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 14.3.1 or 14.3.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the LC Administrator, the Fronting Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Administrator, the Fronting Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Applicable Issuing Party in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Applicable Issuing Party in connection with such capacity.  The obligations of the Lenders under this Section 14.3.3 are subject to the provisions of Section 2.1.1(d).

14.3.4  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Reimbursement and Pledge Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Reimbursement and Pledge Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

14.3.5  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

14.3.6  Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the LC Administrator, the Fronting Bank, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

14.4                           Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent, the Fronting Bank, the LC Administrator and each Lender, regardless of any investigation made by the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Fronting Bank, the LC Administrator or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

14.5                           Notices; Effectiveness; Electronic Communication.

14.5.1  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)                                  if to the Borrower, the Administrative Agent, the LC Administrator or the Fronting Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 14.5; and

(b)                                 if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

14.5.2  Electronic Communications.  Notices and other communications to the Lenders, the LC Administrator and the Fronting Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Applicable Issuing Party pursuant to Article 2 if such Lender or the Applicable Issuing Party, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

14.5.3  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the LC Administrator, the Fronting Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the LC Administrator, the Fronting Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

14.5.4  Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the LC Administrator, and the Fronting Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the LC Administrator and the Fronting Bank.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side

Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

14.5.5  Reliance by Administrative Agent, Fronting Bank and Lenders.  The Administrative Agent, the LC Administrator, the Fronting Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Credit Extension requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the LC Administrator, the Fronting Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

14.6                           No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the LC Administrator, the Fronting Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11 for the benefit of all the Lenders, the LC Administrator and the Fronting Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) either Applicable Issuing Party from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Applicable Issuing Party) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 14.2 (subject to the terms of Section 3.1), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 3.1, any Lender may, with the consent of the Required

Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

14.7                           Governing Law; Jurisdiction; Etc.

14.7.1  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.7.2  SUBMISSION TO JURISDICTION.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE FRONTING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

14.7.3  WAIVER OF VENUE.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

14.7.4  SERVICE OF PROCESS.  ON OR PRIOR TO THE CLOSING DATE, THE BORROWER SHALL APPOINT NATIONAL REGISTERED AGENTS (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 875 AVENUE OF THE AMERICAS, SUITE 501 NEW YORK, NEW YORK 10001, UNITED STATES, AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ITS PROPERTY SERVICE OF THE SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE

SERVED IN ANY SUCH ACTION OR PROCEEDING, PROVIDED THAT A COPY OF SUCH PROCESS IS ALSO MAILED IN THE MANNER PROVIDED IN SECTION 14.5.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.5.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

14.8                           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.9                           Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders, the LC Administrator and the Fronting Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Reimbursement and Pledge Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Reimbursement and Pledge Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.1.2 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the LC Administrator, the Fronting Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the LC Administrator or the Fronting Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Fronting Bank acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

14.10                     Consents, Amendments, Waivers, Etc.  No amendment or waiver of any provision of this Reimbursement and Pledge Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11) without the written consent of such Lender;

(b)                                 postpone any date fixed by this Reimbursement and Pledge Agreement or any other Loan Document for any payment of Reimbursement Obligation, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Unpaid Reimbursement Amount, or (subject to clause (c) of this Section 14.10) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”  or any provision relating to Defaulting Lenders (including the definition thereof) or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(d)                                 change Section 11 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)                                  other than pursuant to a transaction permitted by the terms of this Reimbursement and Pledge Agreement, release all or substantially all of the Pledged Collateral

(excluding, if the Borrower or any Subsidiary of the Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or amend the multipliers set forth in Schedule 1.2 or add any new type of Eligible Collateral; or

(f)                                    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Fronting Bank and/or the LC Administrator in addition to the Lenders required above, affect the rights or duties of the Fronting Bank and/or the LC Administrator under this Reimbursement and Pledge Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Reimbursement and Pledge Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

14.11                     Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Reimbursement and Pledge Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law

14.12                     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 9, this Reimbursement and Pledge Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Reimbursement and Pledge Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Reimbursement and Pledge Agreement.

14.13                     Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Unpaid Reimbursement Obligations or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder

14.14                     Severability.  If any provision of this Reimbursement and Pledge Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Reimbursement and Pledge Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 14.14, if and to the extent that the enforceability of any provisions in this Reimbursement and Pledge Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the LC Administrator, or the Fronting Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

14.15                     Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

14.16                     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Reimbursement and Pledge Agreement provided by the Administrative Agent and the Arrangers and the commitments of the Lenders hereunder, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent ,the Arrangers and the Lenders, as the case may be,  on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither of the Administrative Agent,  nor either Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor either Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

14.17                     USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

IN WITNESS WHEREOF, the undersigned have duly executed this Letter of Credit Reimbursement and Pledge Agreement as of the date first set forth above.

MONTPELIER REINSURANCE LTD.

By:	/s/ William Pollett
Name:	William Pollett
Title:	SVP and Treasurer

BANK OF AMERICA, N.A., individually as Administrative Agent, Fronting Bank, LC Administrator and Lender

By:	/s/ Tiffany Burgess
Name:	Tiffany Burgess
Title:	Vice President

ING BANK N.V., LONDON BRANCH

By:	/s/ NJ Marehant
Name:	NJ Marehant
Title:	Director

By:	/s/ I Taylor
Name:	I Taylor
Title:	Managing Director

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Pensari
Name:	Michael Pensari
Title:	Managing Director

CREDIT SUISSE, NEW YORK BRANCH

By:	/s/ Jay Chall
Name:	Jay Chall
Title:	Director

By:	/s/ Karl M. Studer
Name:	Karl M. Studer
Title:	Director

UBS AG, STAMFORD BRANCH

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

BARCLAYS BANK PLC

By:	/s/ Diane Rolfe
Name:	Diane Rolfe
Title:	Director

HSBC BANK BERMUDA LIMITED

By:	/s/ Karla K. Maloof
Name:	Karla K. Maloof
Title:	Director, Head of Global Banking

By:	/s/ Matt Living
Name:	Matt Living
Title:	VP, Global Relationship Manager

CITIBANK, N.A.

By:	/s/ Peter Bickford
Name:	Peter Bickford
Title:	Vice President & Managing Director

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$40,000,000	16.00%
ING Bank N.V., London Branch	$40,000,000	16.00%
The Bank of New York Mellon	$35,000,000	14.00%
Credit Suisse, New York Branch	$35,000,000	14.00%
UBS AG, Stamford Branch	$35,000,000	14.00%
Barclays Bank Plc	$25,000,000	10.00%
HSBC Bank Bermuda Limited	$20,000,000	8.00%
Citibank, N.A.	$20,000,000	8.00%
TOTAL	$250,000,000	100.00%

SCHEDULE 1.2

COLLATERAL COVERAGE AMOUNT CALCULATION

Eligible Collateral	Applicable Percentage of Fair Market Value if A.M. Best Rating of A- or Above	Applicable Percentage of Fair Market Value if A.M. Best Rating of B++ or Below or A.M. Best Rating is Withdrawn

Cash	100%	90%

Cash Equivalents	90%	80%

Government Debt with maturities of less than two years	95%	85%

Government Debt with maturities of two years or more but not more than 10 years	90%	80%

Government Debt with maturities of more than 10 years	85%	75%

Federal Agency Debt with maturities of less than two years	95%	85%

Federal Agency Debt with maturities of two years or more but not more than 10 years	90%	80%

Federal Agency Debt with maturities of more than ten years	85%	75%

Corporate Securities rated at least AA- by S&P or Aa3 by Moody’s with maturities of less than two years	90%	80%

Corporate Securities rated at least AA- by S&P or Aa3 by Moody’s with maturities between two and ten years	85%	75%

Corporate Securities rated less than AA- but at least A by S&P or rated less than Aa3 but at least A2 by Moody’s with maturities of ten years or less	80%	70%

Municipal Securities rated AAA by S&P or Aaa by Moody’s	90%	80%

Municipal Securities rated less than AAA but at least A by S&P or rated less than Aaa but at least A2 by Moody’s	85%	75%

GNMA MBS Investments rated AAA by S&P or Aaa by Moody’s with maturities of 10 years or less	80%	70%

SCHEDULE 5.6

LITIGATION

None

SCHEDULE 5.15

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Name of Subsidiary	Jurisdiction	Insurance Subsidiary	Material Party	Ownership

Montpelier Reinsurance Ltd.	Bermuda	Yes	Yes	100% owned by Montpelier Re Holdings Ltd.

Montpelier Marketing Services (UK) Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited

Montpelier Agency Ltd.	Bermuda	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Capital Advisors Ltd.	Bermuda	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Re U.S. Holdings Ltd.	Delaware	No	No	100% owned by Montpelier Holdings Limited

Montpelier Technical Resources Ltd.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.

Montpelier Underwriting Inc.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.

Montpelier U.S. Insurance Company	Connecticut	Yes	Yes	100% owned by Montpelier Re U.S. Holdings Ltd.

Montpelier Holdings Limited	United Kingdom	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Europa AG	Switzerland	No	No	100% owned by Montpelier Re Holdings Ltd.

Montpelier Investments Holdings Ltd.	Bermuda	No	No	100% owned by Montpelier Reinsurance Ltd.

Paladin Underwriting Agency Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited

Montpelier Underwriting Agencies Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited

Montpelier Capital Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited

Montpelier Underwriting Services Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited

Lloyds Syndicate 5151	United Kingdom	Yes	Yes	100% owned by Montpelier Holdings Limited

Name of Investment Entity	Jurisdiction	Ownership
MRH Capital Trust I	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.
MRH Capital Trust II	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.

SCHEDULE 14.5

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

THE BORROWER:

MONTPELIER REINSURANCE LTD.
Montpelier House
94 Pitts Bay Road
Hamilton, Bermuda HM HX
Attention:	William Pollett
Telephone:	(441) 299-7576
Facsimile:	(441) 296-5551
E-Mail:	Bill.Pollett@montpelierre.bm

with a
copy to:	Jonathan Kim
General Counsel
Telephone:	(441) 299-7595
Facsimile:	(441) 296-5551
E-Mail:	jonathan.kim@montpelierre.bm

Chris Jackson
Telephone:	(441) 299-7555
Facsimile:	(441) 296-5551
E-Mail:	chris.jackson@montpelierre.bm

www.montpelierre.bm

ADMINISTRATIVE AGENT:

(for payments and Requests for Credit Extensions):

Attention: Cristina F (Tina) Obcena
Phone: 925.675.8768
Fax: 888.969.9246
Electronic Mail: tina.obcena@baml.com

Remittance Instructions:

Bank of America, N.A.
New York, NY
ABA #: 026009593
Account #: 3750836479

Sch. 14.5-1

Attn: Credit Services West
Ref: Montpelier Reinsurance Ltd

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc)

Bank of America Plaza
101 S Tryon St
Mail Code: NC1-002-15-36
Charlotte NC 28255-0001
Attention: Darleen R Parmelee
Telephone: 980.388.5001
Telecopier: 704.409.0645
Electronic Mail: darleen.r.parmelee@baml.com

FRONTING BANK AND LC ADMINISTRATOR:

(for payments and Requests for Letters of Credit)

Bank of America N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention:	Garrett J. Nash

Telephone:	(570) 330-4213
Facsimile:	(570) 330-3904
E-Mail:	garrett.j.nash@baml.com

Remittance Instructions:

Bank of America, N.A. Charlotte, NC
ABA #: 026-009-593 New York, NY
Account #: 04535-883980
Attn: Scranton Standby
Ref: Montpelier Reinsurance Ltd & LC #

Sch. 14.5-2

LENDERS (main credit contact):

BANK OF AMERICA, N.A.
901 Mains Street
Dallas, Texas 75202
Attention:	Tiffany Burgess
Telephone:	(214) 209-0994
Facsimile:	(214) 209-0997
E-Mail:	tiffany.burgess@baml.com

ING BANK N.V., LONDON BRANCH
60 London Wall
London, England
EC2M 5TQ
Attention:	Nick Marchant, Director
Telephone:	207 767 5902
Facsimile:	207 767 7507
E-Mail:	nick.marchant@uk.ing.com

THE BANK OF NEW YORK MELLON
Insurance Division
One Wall Street, 17th Floor
New York, New York 10286
Attention:	Michael Pensari
Telephone:	(212) 635-8142
Facsimile:	(212) 635-8541
Electronic Mail: michael.pensari@bnymellon.com

CREDIT SUISSE, NEW YORK
Eleven Madison Avenue
New York, New York 10010
Attention:	Jay Chall
Telephone:	(212) 325-9010
Facsimile:	(212) 743-1843
E-Mail:	jay.chall@credit-suiss.com

UBS AG, STAMFORD BRANCH
677 Washington Boulevard
Stamford, CT 06901
Attention:	Denise Bushee
Telephone:	(203) 719-3167
Facsimile:	(203) 719-3390
E-Mail:	denise.bushee@ubs.com

Sch. 14.5-3

BARCLAYS BANK PLC
745 7th Avenue, 26th Floor
New York, New York 10019
Attention:	Lisa Minigh
Telephone:	(212) 526-1524
Facsimile:	(212) 526-5115
E-Mail:	lisa.minigh@barcap.com

HSBC BANK BERMUDA LIMITED
6 Front Street
Hamilton HM 11 Bermuda
Attention:	Matt Living
Telephone:	(441) 299-6172
Facsimile:	(441) 279-5823
E-Mail:	matthew.f.living@hsbc.bm

CITIBANK, N.A.
388 Greenwich St
35th Floor
New York, NY 10013
Attention:	Peter C. Bickford
Telephone:	(212) 816-4022
Facsimile:	(646) 861-6223
Electronic Mail: peter.c.bickford@citi.com

Sch. 14.5-4

EXHIBIT A-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Lender]]

3.	Borrower(s):	Montpelier Reinsurance Ltd.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:      Letter of Credit Reimbursement and Pledge Agreement, dated as of June 17, 2011, among Montpelier Reinsurance Ltd., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

A-I-1

6.             Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment(1)		CUSIP Number

Commitment	$	$		%

[7.            Trade Date:                      ](2)

Effective Date:                                     , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.](3)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](4) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent and Fronting Bank

By:
Title:

[Consented to:](5)

(1)           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(2)           To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(3)           The Effective Date will be subject to the provisions of Section 13.2 of the Credit Agreement.

(4)           To be added only if the consent of the Administrative Agent and the Fronting Bank is required by the terms of the Credit Agreement.

A-I-2

MONTPELIER REINSURANCE LTD.

By:
Title:

(... cont'd)

(5)           To be added only if the consent of The Borrower is required by the terms of the Credit Agreement.

A-I-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                     ](6)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) under current law, no tax is required to be withheld by the Borrower with respect to any payments (including fees) to be made to Assignee under the Credit Agreement or any other Credit Document, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Parent, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it is an NAIC Approved Bank with a rating of “A3” or better from Moody’s and/or “A” or better from Standing & Poor’s and/or “A-” or better from Fitch, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and it is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Section 6.4 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (viii) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the

(6)           Describe Credit Agreement at option of Administrative Agent.

A-I-4

Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-I-5

CONFIDENTIAL

EXHIBIT A-2

ADMINISTRATIVE DETAILS REPLAY FORM — US DOLLAR ONLY

FAX ALONG WITH COMMITMENT LETTER	TO:

Fax:

I. Borrower Name:	Montpelier Reinsurance Ltd.

$250 Million Letter of Credit Facility

II. Legal Name of Lender of Record for Signature Page:

•                  Signing Credit Agreement            ☐  YES           ☐  NO

•                  Coming in via Assignment            ☐  YES           ☐  NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI.  Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail

Address:

Does Secondary Operations Contact need copy of notices?   ☐ YES   ☐ NO

A-2-1

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA#)	(City/State)

(Account #)	(Account Name)

(Attention)

A-2-2

IX. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):            -

Tax Withholding Form Delivered to Bank of America*:

W-9

W-8BEN

W-8ECI

W-8EXP

W-8IMY

Tax Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON—U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

A-2-3

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

X. Bank of America Payment Instructions:

Pay To:

Bank of America, N.A.

New York, NY

ABA No: 026009593

Account No. 3750836479

F/A:  Credit Services West

Ref:  MONTPELIER REINSURANCE LTD

A-2-4

EXHIBIT B

FORM OF CONTROL AGREEMENT

COLLATERAL ACCOUNT CONTROL AGREEMENT

AGREEMENT (the “Agreement”), dated as of June 17, 2011, among Montpelier Reinsurance Ltd. (“Pledgor”), Bank of America, N.A., as administrative agent for certain Lenders referred to below (“Secured Party”) and The Bank of New York Mellon (“Securities Intermediary”).

W I T N E S S E T H :

WHEREAS,  Pledgor, certain financial institutions from time to time party thereto (“Lenders”) and the Secured Party have entered into the Letter of Credit Reimbursement and Pledge Agreement dated as of June 17, 2011 (as amended, modified or restated from time to time, the “Collateral Agreement”) pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the repayment of Pledgor’s obligations to Secured Party and the Lenders under the Collateral Agreement; and

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.             “Account” shall mean the Securities Account and the Deposit Account.

2.             “Authorized Person” shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Oral and/or Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

3.             “Collateral” shall mean the investment property (including proceeds) and cash held in the Account.

4.             “Deposit Account” shall mean deposit account no. 345790 and any other demand deposit account established and maintained in connection with the Securities Account by the Securities Intermediary in its capacity as a bank.

5.             “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust

Company, Euroclear, Clearstream Banking S.A. and any depository, book-entry system or clearing agency (and their respective successors and assigns)  authorized to act as a securities depository, securities depository,  or clearing agency, pursuant to applicable law and identified to Pledgor from time to time.

6.             “Financial Assets” shall mean any securities and other property held, credited or carried by, in or to the credit of the Securities Account, which shall be treated as “Financial Assets” within the meaning of the UCC, but that does not include any cash or cash credit balance that may be maintained in the Deposit Account.

7.             “Notice of Exclusive Control” shall mean a written notice given by Secured Party to Securities Intermediary that Secured Party is exercising sole and exclusive control of the Collateral.

8.             “Oral Instructions” shall mean verbal instructions received by Securities Intermediary.

9.             “Securities Account” shall mean account number 345791 established and maintained pursuant to this Agreement by Securities Intermediary in the name of Pledgor (as the same may be redesignated, renumbered or otherwise modified).

10.          “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by Securities Intermediary in connection with the purchase, sale or custody of securities hereunder and identified to Pledgor from time to time.

11.          “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

12.          “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “bank”, “deposit account”, “entitlement holder”, “entitlement order”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

ARTICLE II

APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;

ACCOUNT

1.             Appointment; Identification of Collateral.  (a) Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees.  Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party.  Pledgor hereby authorizes Securities Intermediary to comply with all Oral and Written Instructions, including entitlement orders and other instructions, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party.

2.             Status of Securities Intermediary.  The parties (a) agree that with respect to the Securities Account, Securities Intermediary is a securities intermediary, the Securities Account will be maintained as a securities account and the parties intend that all Financial Assets shall be held in the Securities Account and (b) agree that with respect to the Deposit Account, Securities Intermediary is a bank and Securities Intermediary shall hold any deposited cash in the Deposit Account.

3.             Use of Depositories.  Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder.  Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository.  Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository.  Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

ARTICLE III

COLLATERAL SERVICES

1.             Notice of Exclusive Control.  Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act upon any Oral or Written Instructions, including entitlement orders or other instructions, from either Secured Party or Pledgor.  Secured Party may, subject to terms of the Collateral Agreement, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Securities Intermediary a Notice of Exclusive Control.  Upon receipt of a Notice of Exclusive Control, Securities Intermediary shall, without inquiry and in reliance upon such Notice, thereafter comply with Oral or Written Instructions (including entitlement orders and other instructions) solely from Secured Party with respect to the Account and Secured Party shall with respect to the Account have all of the duties and obligations imposed by the Global Custody Terms and Conditions attached hereto as Appendix I and/ or this Agreement with respect to the Account to the extent arising after receipt by the Securities Intermediary of such Notice of Exclusive Control.

2.             Collateral Removal; Substitutions; Proceeds.  Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act upon any Oral or Written Instructions from Pledgor provided, however, that the Securities Intermediary shall not, without the prior written consent of the Secured Party, comply with any such Oral or Written Instructions directing the Securities Intermediary to withdraw any Collateral from the Account other than in connection with a transaction in which the proceeds of the withdrawn Collateral are deposited in to the Account.  Securities Intermediary shall credit to the Account all proceeds received by it with respect to the Collateral both before and after receipt of a Notice of Exclusive Control.  It shall be Pledgor’s sole responsibility to ensure that at all times the market value of Collateral in the Account shall not be less than the amount Pledgor is required to maintain pursuant to the Collateral Agreement.  Securities Intermediary immediately shall transfer to the Deposit Account any uninvested or undisbursed cash proceeds received from the liquidation of a Financial Asset, or otherwise, that remain in the Securities Account.

3.             Statements.  Securities Intermediary shall furnish Pledgor and Secured Party with advices of transactions affecting the Account and monthly Account statements.  Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure.  Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party, or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.

4.             Notice of Adverse Claims.  Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

5.             Subordination of Lien, Set-off.  The parties agree that any security interest in or lien on, or right of set-off with respect to any of the Collateral that Securities Intermediary may have now or in the future is hereby waived other than  (a) any advances that Securities Intermediary may from time to time make to, or for the benefit of, the Pledgor for purposes of clearing or settling purchases or sales of securities in the Account by Pledgor, and (b) any fees, charges, expenses and other amounts not described in clause (a) above owed to Securities Intermediary and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Account, for which Securities Intermediary shall have a prior claim to the Collateral.

ARTICLE IV

GENERAL TERMS AND CONDITIONS

1.             Standard of Care; Limitation of Liability; Indemnification.  (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. With respect to Losses arising out of the acts or failures to act of a Subcustodian (other than an affiliate of Securities Intermediary), Securities Intermediary shall take appropriate action to recover such Losses from such Subcustodian, and Securities Intermediary’s sole responsibility and liability shall be limited to the amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Securities Intermediary). In no event shall Securities Intermediary be liable to Pledgor, Secured Party or any third party  for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall  Securities Intermediary or any Subcustodian be liable: (i) for acting in accordance with any Written or Oral Instructions  actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be given by an Authorized Person; (ii) for conclusively presuming that all disbursements of cash or deliveries of Securities directed by Pledgor or Secured Party by a Written or an Oral Instruction are in accordance with the Collateral Agreement, (iii) for  holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (iv) for the insolvency of any Subcustodian (other than an affiliate of Securities Intermediary) or any Depository or for any Collateral held by such Depository or Subcustodian;  (v) for failing to act on any Oral Instructions; or (vi) for any Losses due to forces beyond the control of Securities Intermediary, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b)           Secured Party and Pledgor agree, jointly and severally, to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor and Secured Party shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s gross negligence or willful misconduct.  This indemnity shall be a continuing obligation of

Pledgor and Secured Party, their respective successors and assigns, notwithstanding the termination of this Agreement.

2.             No Obligation Regarding Quality of Collateral.  Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

3.             No Responsibility Concerning Collateral Agreement.  Pledgor and Secured Party hereby agree that, notwithstanding references to the Collateral Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Collateral Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Collateral Agreement or to know the terms of the Collateral Agreement).

4.             No Duty of Oversight.  Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

5.             Advice of Counsel.  Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

6.             No Collection Obligations.  Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.

7.             Fees and Expenses.  Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time.  Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement.  Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses which are a normal incident of the services provided hereunder.

8.             Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.  (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written or Oral Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.  Secured Party and Pledgor each agrees (i) to forward to Securities Intermediary Written Instructions confirming its Oral Instructions by the close of business of the same day that such Oral Instructions are given to Securities Intermediary, and (ii) the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Securities Intermediary shall in no way affect the validity or enforceability of transactions authorized and effected by Securities Intermediary pursuant to its Oral Instructions.

(b)           If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person.  Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c)           Secured Party and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it.  Secured Party and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d)           If Secured Party or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, its use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.  If Secured Party or Pledgor elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

9.             Account Disclosure.  Securities Intermediary is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

10.           Force Majeure.  Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

11.           Pricing Services.  Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement.  Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information.  Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

13.           No Implied Duties.  Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement. No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

14.           Global Custody Terms and Conditions. The Account and the Collateral shall be subject to the Global Custody Terms and Conditions attached hereto as Appendix II, except that in the event of any conflict between the express provisions of this Agreement and such Global Custody Terms and Conditions, the express provisions of this Agreement shall control.

ARTICLE V

MISCELLANEOUS

1.             Termination.  This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Account pursuant to Pledgor’s Written Instructions, (b) transfer of the Collateral to Secured Party subsequent to Securities Intermediary’s receipt of a Notice of Exclusive Control, or (c) by any party upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (c) above shall not affect or terminate Secured Party’s security interest in the Collateral.  Upon termination pursuant to (c) above, Securities Intermediary shall follow such reasonable Written Instructions of Secured Party concerning the transfer of Collateral.  Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

2.             Certificates of Authorized Persons.  Secured Party and Pledgor agree to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

3.             Notices.  (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at 101 Barclay Street, 8W New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.

(b)           Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at 901 Main Street, Dallas, Texas 75202, Attn:  Tiffany Burgess, or at such other place as Secured Party may from time to time designate in writing.

(c)           Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at 94 Pitts Bay Road, P.O. Box HM 2079, Hamilton, HM HX Bermuda, Attn:  Bill Pollett and a copy to Jonathan Kim and Christopher Jackson at the same address, or at such other place as Pledgor may from time to time designate in writing.

4.             Cumulative Rights; No Waiver.  Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

5.             Severability; Amendments; Assignment.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

6.             Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver.  This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The State of New York shall be deemed to be the location of the Securities Intermediary.  Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity.  Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7.             No Third Party Beneficiaries.  In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

8.             Headings.  Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

9.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10.           USA PATRIOT ACT.  Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party.  Accordingly, prior to opening an Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.  Pledgor and Secured Party agree that Securities Intermediary cannot open an Account hereunder unless and until the Securities Intermediary verifies the Pledgor’s and/or Secured Party’s identity in accordance with its CIP.

IN WITNESS WHEREOF, Secured Party, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MONTPELIER REINSURANCE LTD.

	By:	/s/ William Pollett

Title: SVP and Treasurer

Agent	BANK OF AMERICA, N.A., as Administrative

	By:	/s/ Tiffany Burgess

Title: Vice President

THE BANK OF NEW YORK MELLON

	By:	/s/ Dionne Thomas

Title: Senior Associate

APPENDIX I

ELECTRONIC SERVICES TERMS AND CONDITIONS

1.                                       License; Use. (a) This Appendix I shall govern Customer’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“BNYM”) may provide to Customer, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by BNYM to Customer in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Customer’s use of the Electronic Services, the terms of this Appendix I shall control.

(b) BNYM grants to Customer a personal, nontransferable and nonexclusive license to use the Electronic Services to which Customer subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNYM in connection with the Customer’s relationship with BNYM.  Customer shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau.  Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Electronic Services.  Customer acknowledges that BNYM and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof.  Customer further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNYM or its suppliers.  Customer shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Electronic Services.  Customer may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNYM’s prior written consent.  Customer may not remove any statutory copyright notice or other notice included in the Electronic Services.  Customer shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNYM’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services.  Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNYM believes to be reliable but are provided without any independent investigation by BNYM.  BNYM and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current.  Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Customer’s internal use, and may not be reused, disseminated or redistributed in any form.  Customer shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier.  Third Party Data and Third Party Services should not be used in making any investment decision.  BNYM AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES.  BNYM’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d) Customer understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties.  BNYM make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites.  All such links to third party Internet sites are provided solely as a convenience to Customer and Customer accesses and uses such sites at its own risk.  A link in the Electronic Services to a third party site does not constitute BNYM’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2.                                       Equipment.  Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNYM shall not be responsible for the reliability or availability of any such equipment or services.

3.                                       Proprietary Information.  The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNYM or its suppliers.  However, for the avoidance of doubt, reports generated by Customer containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.”  Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care.  Upon termination of the Agreement or the licenses granted herein for any reason, Customer shall return to BNYM any and all copies of the Information which are in its possession or under its control (except that Customer may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix).  The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4.                                       Modifications.  BNYM reserves the right to modify the Electronic Services from time to time.  Customer agrees not to modify or attempt to modify the Electronic Services without BNYM’s prior written consent.  Customer acknowledges that any modifications to the Electronic Services, whether by Customer or BNYM and whether with or without BNYM’s consent, shall become the property of BNYM.

                                                5.                                       NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY.  BNYM AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.  CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.”  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNYM OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6.                                       Security; Reliance; Unauthorized Use; Funds Transfers.  BNYM will establish security procedures to be followed in connection with the use of the Electronic Services, and Customer agrees to comply with the security procedures.  Customer understands and agrees that the security procedures are intended to determine whether instructions received by BNYM through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions.  Customer will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality.  Upon termination of Customer’s use of the Electronic Services, Customer shall return to BNYM any security devices (e.g., token cards) provided by BNYM.  BNYM is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services.  Customer acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law BNYM shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the Electronic Services or BNYM’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services.  With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the BNYM, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named.  Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer.  It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7.                                       Acknowledgments.  BNYM shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNYM shall not be liable for any failure to act in accordance with such Written Instruction and Customer may not claim that such Written Instruction was received by BNYM.  BNYM may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNYM in sufficient time for BNYM to act upon, or in accordance with such instructions or communications.

8.                                       Viruses.  Customer agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9.                                       Encryption.  Customer acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data.  Customer agrees that BNYM may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting its systems.

10.                                 On-Line Inquiry and Modification of Records. In connection with Customer’s use of the Electronic Services, BNYM may, at Customer’s request, permit Customer to enter data directly into a BNYM database for the purpose of modifying certain information maintained by BNYM’s systems, including, but not limited to, change of address information.  To the extent that Customer is granted such access, Customer agrees to indemnify and hold BNYM harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNYM may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNYM database records initiated by Customer.

11.                                 Agents.   Customer may, on advance written notice to the BNYM, permit its agents and contractors (“Agents”) to access and use the Electronic Services on Customer’s behalf, except that the BNYM reserves the right to prohibit Customer’s use of any particular Agent for any reason.  Customer shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and Customer shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of Customer.  Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Customer that the Agent continues to be duly authorized by the Customer to so act on its behalf and the BNYM may rely on the representations and warranties made herein in complying with such Written Instruction or communication.  Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of Customer, and Customer shall be bound thereby whether or not authorized. Customer may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Customer’s behalf.  Upon cessation of any such Agent’s services, Customer shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNYM and return them to BNYM.

APPENDIX II

GLOBAL CUSTODY TERMS AND CONDITIONS

ARTICLE I

CUSTODY AND RELATED SERVICES

1.                                       (a)                                  Subject to these Global Custody Terms and Conditions, Pledgor hereby authorizes Securities Intermediary to hold any Securities received by it from time to time for Pledgor’s account. Securities Intermediary shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder.  Securities and cash deposited by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository.  Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Securities Intermediary’s agreements with such Subcustodians.  Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate.  Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Securities Intermediary as custodian or trustee for its customers.  Securities Intermediary shall identify on its books and records the Securities and cash belonging to Pledgor, whether held directly or indirectly through Depositories or Subcustodians.

(b)                                 Unless applicable law otherwise requires, Securities Intermediary shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Pledgor by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2.                                       Securities Intermediary shall furnish Pledgor with an advice of daily transactions and a monthly summary of all transfers to or from the Accounts.  Pledgor may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, Pledgor acknowledges that such transmissions are not encrypted and therefore are insecure.  Pledgor further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor or any person claiming by or through Pledgor as a result of the use of such methods.

3.                                       With respect to all Securities held hereunder, Securities Intermediary shall, unless otherwise instructed to the contrary:

(a)                                  Receive all income and other payments and advise Pledgor as promptly as practicable of any such amounts due but not paid;

(b)                                 Present for payment and receive the amount paid upon all Securities which may mature and advise Pledgor as promptly as practicable of any such amounts due but not paid;

(c)                                  Forward to Pledgor all information or documents that it may receive from an issuer of Securities which, in the opinion of Securities Intermediary, are intended for the beneficial owner of Securities;

(d)                                 Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)                                  Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f)                                    Endorse for collection checks, drafts or other negotiable instruments.

4.                                       (a)                                  Securities Intermediary shall notify Pledgor of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Securities Intermediary has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Securities Intermediary subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Securities Intermediary shall have no liability for failing to so notify Pledgor.

(b)                                 Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Pledgor or provide for discretionary action or alternative courses of action by Pledgor, Pledgor shall be responsible for making any decisions relating thereto and for directing Securities Intermediary to act.  In order for Securities Intermediary to act, it must receive Pledgor’s Written Instructions at Securities Intermediary’s offices, addressed as Securities Intermediary may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Securities Intermediary may notify Pledgor).  Absent Securities Intermediary’s timely receipt of such Written Instructions, Securities Intermediary shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities. As used herein the term Business Day shall mean any day on which Securities Intermediary and the relevant Subcustodians and Depositories are open for business.

5.                                       Securities Intermediary will make available to Pledgor proxy voting services upon the request of, and for the jurisdictions selected by, Pledgor in accordance with terms and conditions to be mutually agreed upon by Securities Intermediary and Pledgor.

6.                                       Securities Intermediary shall promptly advise Pledgor upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class.  If Securities Intermediary, any Subcustodian or Depository holds any such Securities in which Pledgor has an interest as part of a fungible mass, Securities Intermediary, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7.                                       Securities Intermediary shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Securities Intermediary in writing.

8.                                       Pledgor shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of Pledgor or any transaction related thereto.  Pledgor shall indemnify Securities Intermediary and each Subcustodian for the amount of any Tax that Securities Intermediary, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Pledgor (including any payment of Tax required by reason of an earlier failure to withhold).  Securities Intermediary shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security.  In the event that Securities Intermediary or any Subcustodian is required under applicable law to pay any Tax on behalf of Pledgor, Securities Intermediary is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Securities Intermediary shall promptly notify Pledgor of the additional amount of cash (in the appropriate currency) required, and Pledgor shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Securities Intermediary as specified herein.  In the event that Securities Intermediary reasonably believes that Pledgor is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Pledgor under any applicable law, Securities Intermediary shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Securities Intermediary shall have received from Pledgor all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Securities Intermediary reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Securities Intermediary and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Pledgor to Securities Intermediary hereunder.  Pledgor hereby agrees to indemnify and hold harmless Securities Intermediary and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Pledgor, its successors and assigns, notwithstanding the termination of these Global Custody Terms and Conditions..

9.                                       (a)                                  For the purpose of settling Securities and foreign exchange transactions, Pledgor shall provide Securities Intermediary with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate.  As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in the currency of Pledgor’s home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction.  Securities Intermediary shall provide Pledgor with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Securities Intermediary from its Subcustodians and Depositories.  Such funds shall be in the currency of Pledgor’s home jurisdiction or such other currency as Pledgor may specify to Securities Intermediary.

(b)                                 Any foreign exchange transaction effected by Securities Intermediary in connection with these Global Custody Terms and Conditions may be entered with Securities Intermediary or an affiliate of Securities Intermediary acting as principal or otherwise through customary banking channels.  Pledgor may issue standing Written Instructions with respect to foreign exchange transactions but Securities Intermediary may establish rules or limitations concerning any foreign exchange facility made available to Pledgor.  Pledgor shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.  Without limiting the foregoing, Pledgor shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Pledgor of Securities or cash held outside Pledgor’s jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Securities Intermediary shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure.  Neither Securities Intermediary nor any Subcustodian shall be liable to Pledgor for any loss resulting from any of the foregoing events.

10.                                 To the extent Securities Intermediary has agreed to provide pricing or other information services in connection with these Global Custody Terms and Conditions, Securities Intermediary is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Securities Intermediary to be reliable to provide such information.  Pledgor understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material.  Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Securities Intermediary regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Securities Intermediary shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

11.                                 As an accommodation to Pledgor, Securities Intermediary may provide consolidated recordkeeping services pursuant to which Securities Intermediary reflects on Account statements Securities not held in Securities Intermediary’s vault or for which Securities Intermediary or its nominee is not the registered owner (“Non-Custody Securities”).  Non-Custody Securities shall be designated on Securities Intermediary’s books as “shares not held” or by other similar characterization.  Pledgor acknowledges and agrees that it shall have no security entitlement against Securities Intermediary with respect to Non-Custody Securities, that Securities Intermediary shall rely, without independent verification, on information provided by Pledgor regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Securities Intermediary shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Securities Intermediary’s books or set forth on account statements concerning Non-Custody Securities.

12.                                 From time to time Securities Intermediary may make available to Pledgor or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by Securities Intermediary from third parties and information reflecting Securities Intermediary’s input, evaluation and interpretation (collectively, “Tools”).  Tools may allow Pledgor or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account.  By way of example, Tools may assist Pledgor or its agent(s) in analyzing the performance of investment managers appointed by Pledgor, determining on a post-trade basis whether transactions for the Account comply with Pledgor’s investment guidelines, evaluating assets at risk, and performing account reconciliations.  Tools may be used only for Pledgor’s internal purposes, and may not be resold, redistributed or otherwise made available to third parties.  Tools are the sole and exclusive property of Securities Intermediary and its suppliers.  Pledgor may not reverse engineer or decompile any computer programs provided by the Securities Intermediary comprising, or provided as a part of, any Tools.  Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by Securities Intermediary that rely on information from third parties may also be incorrect or incomplete.  All Tools are provided “AS IS”, whether or not they are modified to meet specific needs of Pledgor and regardless of whether Securities Intermediary is compensated by Pledgor for providing such Tools.  CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.  ANYTHING IN THESE TERMS AND CONDITIONS  TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY CUSTOMER, ITS AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS.

13.                                 With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Securities Intermediary to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the Securities.  (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.)  The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security.  The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Securities Intermediary.  Under the Act, Pledgor is either the “beneficial owner” or a “respondent bank.”

☒   Pledgor is the “beneficial owner,” as defined in the Act, of the Securities to be held by Securities Intermediary hereunder.

☐    Pledgor is not the beneficial owner of the Securities to be held by Securities Intermediary, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Securities Intermediary hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

☐    Pledgor objects

☒   Pledgor does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Pledgor.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE II

PURCHASE AND SALE OF SECURITIES;

CREDITS TO ACCOUNT

1.                                       Promptly after each purchase or sale of Securities by Pledgor, an Authorized Person shall deliver to Securities Intermediary Written Instructions specifying all information necessary for Securities Intermediary to settle such purchase or sale. Securities Intermediary shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Securities Intermediary.

2.                                       Pledgor understands that when Securities Intermediary is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously.  Pledgor assumes full responsibility for all credit risks involved in connection with Securities Intermediary’s delivery of Securities pursuant to instructions of Pledgor.

3.                                       Securities Intermediary may, as a matter of bookkeeping convenience or by separate agreement with Pledgor, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor.  All such credits shall be conditional until Securities Intermediary’s actual receipt of final payment and may be reversed by Securities Intermediary to the extent that final payment is not received.  Payment with respect to a transaction will not be “final” until Securities Intermediary shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE III

OVERDRAFTS OR INDEBTEDNESS

1.                                       If Securities Intermediary in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Pledgor is for any other reason indebted to Securities Intermediary, Pledgor agrees to repay Securities Intermediary on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Securities Intermediary to its institutional custody customers in the relevant currency.

2.                                       In order to secure repayment of Pledgor’s obligations to Securities Intermediary hereunder, Pledgor hereby pledges and grants to Securities Intermediary a continuing lien and security interest in, and right of set-off against, all of Pledgor’s right, title and interest in and to the Accounts and the Securities, money and other property now or hereafter held in the Accounts (including proceeds thereof), and any other property at any time held by it for the account of Pledgor.  In this regard, Securities Intermediary shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

3.                                       Securities Intermediary has the right to debit any cash account for any amount payable by Pledgor in connection with any and all obligations of Pledgor to Securities Intermediary, whether or not relating to or arising under these Global Custody Terms and Conditions.  In addition to the rights of Securities Intermediary under applicable law and other agreements, at any time when Pledgor shall not have honored any and all of its obligations to Securities Intermediary, Securities Intermediary shall have the right without notice to Pledgor to retain or set-off, against such obligations of Pledgor, any Securities or cash Securities Intermediary or an affiliate of Securities Intermediary may directly or indirectly hold for the account of Pledgor, and any obligations (whether matured or unmatured) that Securities Intermediary or an affiliate of Securities Intermediary may have to Pledgor in any currency.  Any such asset of, or obligation to, Pledgor may be transferred to Securities Intermediary and any BNYM Affiliate in order to effect the above rights.

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

                ,     , 200

Bank of America, N.A.

Bank of America Plaza

101 S Tryon St

Mail Code: NC1-002-15-36

Charlotte NC 28255-0001

Attention: Darleen R Parmelee

Re:  Montpelier Reinsurance Ltd. and Montpelier Re Holdings Ltd.

Reference is made to the Letter of Credit Reimbursement and Pledge Agreement, dated as of June 17, 2011 (as amended to date, the “June 2011 Reimbursement and Pledge Agreement”), by and among Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (“Borrower”), the lenders party thereto and Bank of America, N.A. as administrative agent for the lenders (the “Administrative Agent).  Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the June 2011 Reimbursement and Pledge Agreement.

This Compliance Certificate is being furnished to the Administrative Agent pursuant to Section 6.4(d) of the June 2011 Reimbursement and Pledge Agreement.  The undersigned officer of Parent and the undersigned officer of Mont Re each hereby certifies to you as follows:

1.  The information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal period ended                      and the undersigned officer of Parent and Mont Re each hereby certifies to you as follows:  as of the date of this certificate, there exists no Event of Default under any of the Loan Documents (as defined in the Reimbursement and Pledge Agreements).

[Insert the following paragraphs when delivering fiscal quarter-end financial statements]

2.  (a)  The unaudited financial statements required by Section 6.4(b) of the Agreement for the fiscal quarter of the Parent ended                  being delivered contemporaneously herewith fairly presents the financial condition of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

(b)  The unaudited financial statements required by Section 6.4(b) of the Agreement for the fiscal quarter of Mont Re ended                  being delivered contemporaneously herewith fairly present in all material respects the financial condition of the Mont Re and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

IN WITNESS WHEREOF, each undersigned officer has executed this Compliance Certificate as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

By:
Name:
Title:

MONTPELIER REINSURANCE LTD.

By:
Name:
Title:

Compliance Certificate Worksheet

for

MONTPELIER RE HOLDINGS LTD.

                         , 200

1.	Section 8.1 — Leveraged Ratio

A.	Consolidated Debt of the Parent and its Subsidiaries	$

B.	Hedging Obligations	$

C.	Consolidated Debt (Item A minus Item B)	$

D.	Consolidated Net Worth	$

E.	Item C plus Item D	$

F.	Ratio of Item C to Item E		%

Item 1 is not permitted to exceed 30%.

2.	Section 8.2 — A.M. Best Rating

A.M. Best Rating of The Borrower

A.M. Best Rating is not permitted to fall below the rating of “B++”.

3.	Schedule 5.15 to the Reimbursement and Pledge Agreements is hereby replaced with Schedule 5.15 attached hereto.

SCHEDULE 5.15

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Name of Subsidiary	Jurisdiction	Insurance Subsidiary	Material Party	Ownership
Montpelier Reinsurance Ltd.	Bermuda	Yes	Yes	100% owned by Montpelier Re Holdings Ltd.
Montpelier Marketing Services (UK) Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited
Montpelier Agency Ltd.	Bermuda	No	No	100% owned by Montpelier Re Holdings Ltd.
Montpelier Capital Advisors Ltd.	Bermuda	No	No	100% owned by Montpelier Re Holdings Ltd.
Montpelier Re U.S. Holdings Ltd.	Delaware	No	No	100% owned by Montpelier Holdings Limited
Montpelier Technical Resources Ltd.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.
Montpelier Underwriting Inc.	Delaware	No	No	100% owned by Montpelier Re U.S. Holdings Ltd.
Montpelier U.S. Insurance Company	Connecticut	Yes	Yes	100% owned by Montpelier Re U.S. Holdings Ltd.
Montpelier Holdings Limited	United Kingdom	No	No	100% owned by Montpelier Re Holdings Ltd.
Montpelier	Switzerland	No	No	100% owned by

Europa AG				Montpelier Re Holdings Ltd.
Montpelier Investments Holdings Ltd.	Bermuda	No	No	100% owned by Montpelier Reinsurance Ltd.
Paladin Underwriting Agency Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited
Montpelier Underwriting Agencies Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited
Montpelier Capital Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited
Montpelier Underwriting Services Limited	United Kingdom	No	No	100% owned by Montpelier Holdings Limited
Lloyds Syndicate 5151	United Kingdom	Yes	Yes	100% owned by Montpelier Holdings Limited

Name of Investment Entity	Jurisdiction	Ownership
MRH Capital Trust I	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.
MRH Capital Trust II	Delaware	100% of common securities owned by Montpelier Re Holdings Ltd.

EXHIBIT D

FORM OF PLEDGED COLLATERAL CERTIFICATE

           ,     , 200

Bank of America, N.A.
Bank of America Plaza
101 S Tryon St
Mail Code: NC1-002-15-36
Charlotte NC 28255-0001
Attention: Darleen R Parmelee

Re:  Montpelier Reinsurance Ltd.

Reference is made to the Letter of Credit Reimbursement and Pledge Agreement, dated as of June 17, 2011 (the “Reimbursement and Pledge Agreement”), by and among Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Reimbursement and Pledge Agreement.

This Pledged Collateral Certificate is being furnished to the Administrative Agent pursuant to Section 6.4(e) of the Reimbursement and Pledge Agreement.  The undersigned officer of the Borrower hereby certifies to you as follows:  (a) the information furnished in the calculations attached hereto was true and correct as of the last Business Day of the month ended immediately preceding the date of this certificate and (b) as of the date of this certificate, there exists no Event of Default under any of the Loan Documents.

IN WITNESS WHEREOF, the undersigned officer has executed this Pledged Collateral Certificate as of the date first written above.

MONTPELIER REINSURANCE LTD.

By:
Name:
Title:

D-1

Pledged Collateral Certificate Worksheet

for

MONTPELIER REINSURANCE LTD.

                        , 200

[TO BE REPLACED BY SPREADSHEET]

D-2

EXHIBIT E

FORM OF SEVERAL LETTER OF CREDIT

FOR INTERNAL IDENTIFICATION PURPOSES ONLY

(Does not Affect Terms of Letter of Credit or Bank’s Obligations Thereunder)

Issue Date:                     , 20
Expiry Date:                     , 20
L/C No. [                ]
Amount: $                             (                                                                                          )(7)
Applicant:  [                                ](8)

                                        [                                ]

                                        [                                ]                            Date:

IRREVOCABLE CLEAN	ISSUE DATE
LETTER OF CREDIT NO.

To:                              [BENEFICIARY](9)
                                                [                          ]
                                                [                          ]
                                                [                          ]

We, the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank,” and collectively, the “Letter of Credit Banks”), hereby establish this clean, irrevocable and unconditional Letter of Credit in your favor as Beneficiary for drawing up to an aggregate amount of [U.S. $                    ](10) ( the “Letter of Credit Commitment”) effective immediately.  This Letter of Credit shall expire with the close of business of the Letter of Credit Agent (defined below) on                       .  Except when the Letter of Credit Commitment is increased or amended to reflect a change in Commitment Share or Letter of Credit Bank as set forth in the last paragraph hereof, this Letter of Credit cannot be modified or revoked without the consent of the Beneficiary.

[The term “Beneficiary” includes any successor by operation of law of the named Beneficiary including, without limitation, any such liquidator, rehabilitator, receiver or conservator.

(7)                                  Insert initial amount of the Letter of Credit.

(8)                                  Insert name of party for whom Letter of Credit will be issued.

(9)                                  Insert full name and address of the Beneficiary.

(10)                            Insert appropriate currency

Drawings by any liquidator, rehabilitator, receiver or conservator shall be for the benefit of all the Beneficiary’s policyholders.](11)

The maximum liability of each Letter of Credit Bank with respect to any demand for payment made hereunder shall be its Commitment Share of the amount of such demand for payment, as follows:

LETTER OF CREDIT BANK	COMMITMENT SHARE		MAXIMUM SHARE OF LETTER OF CREDIT COMMITMENT(12)
[Lender]		%	U.S.$
[Lender]		%	U.S.$
[Lender]		%	U.S.$
TOTAL	100%		U.S. $

The obligations of the Letter of Credit Banks hereunder are several and not joint, and no Letter of Credit Bank shall be responsible or otherwise liable for the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder.

Subject to the further provisions of this Letter of Credit, demands for payment may be made by the Beneficiary by presentation to Bank of America, N.A., as agent (in such capacity, the “Letter of Credit Agent”) of a sight draft drawn on the Letter of Credit Agent indicating the Letter of Credit No.             , for all or any part of this Letter of Credit at the Letter of Credit Agent’s office located at One Fleet Way, PA6-580-02-30, Scranton, PA , or via facsimile in accordance herewith (800) 775-8743, Attention:  Standby Letter of Credit Department, on or before the expiration date hereof [or any automatically extended expiry date](13).

We the Letter of Credit Banks listed herein hereby undertake to promptly honor all of a Beneficiary’s demands for payment hereunder upon delivery of the sight draft as specified to the Letter of Credit Agent’s aforesaid office.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification.  The obligations of each Letter of Credit Bank under this Letter of

(11)                            Insert if Letter of Credit is being issued to back a reinsurance policy and such language is required by the applicable insurance regulator.  Additional changes to the letter of credit to reflect regulatory requirements will be inserted if necessary.

(12)                            Insert appropriate currency in which Letter of Credit is denominated

(13)                            Delete if not inserting automatic extension provision.

Credit is the individual obligation of such Letter of Credit Bank and is in no way contingent upon reimbursement with respect thereto, or upon its ability to perfect any lien, security interest or any other reimbursement.

Upon payment to you by the Letter of Credit Bank of its Commitment Share of the drawing amount specified in a demand presented hereunder, a Letter of Credit Bank shall be fully discharged of its obligation under this Letter of Credit to the extent of its Commitment Share of such demand and such Letter of Credit Bank shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand.

[This Letter of Credit shall be deemed automatically extended without amendment for one year from the expiration date hereof or any future expiration date unless at least [seven](14) days prior to such expiration date, the Letter of Credit Agent notifies you by Registered Mail or overnight courier service that this Letter of Credit will not be extended for any such additional period.](15)

[This Letter of Credit is subject to and governed by the Laws of the State of New York and the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication[600]), and in the event of any conflict, the Laws of the State of New York will control.  If this Letter of Credit expires during an interruption of business as described in Article 36 of said Publication 600 the bank hereby specifically agrees to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business.]  [This Letter of Credit is subject to and governed by the law(s) of the State of New York, and the International Standby Practices 98 (ISP98) (International Chamber of Commerce Publication No. 590).]  In the event of any conflict, the laws of the State of New York will control.(16)

This Letter of Credit may be amended to delete a Letter of Credit Bank or add a Letter of Credit Bank, or change Commitment Shares, provided that such amendment does not decrease the Letter of Credit Commitment, and need only be signed by the Letter of Credit Agent so long as any Letter of Credit Bank added shall be approved by the Securities Valuation Office of the National Association of Insurance Commissioners and shall have a rating of “A3” or better from Moody’s and/or “A” or better from Standard and Poor’s, and/or “A-” or better from Fitch.

Very truly yours,

BANK OF AMERICA, N.A., Letter of Credit Agent
By:
Name:
Title:

(14)                            Insert longer period if requested

(15)                            Insert if auto-extension is applicable.

(16)                            Insert UCP 500 or 600 if required by an insurance regulator, otherwise ISP 98 should be used.